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                                                                    Exhibit 99.2

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                                FOILMARK, INC.,
                        FOILMARK ACQUISITION CORPORATION
                                      AND
                           HOLOPAK TECHNOLOGIES, INC.
                         DATED AS OF NOVEMBER 17, 1998
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                               TABLE OF CONTENTS

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
Preamble...................................................................................................           1
ARTICLE 1..................................................................................................           1
    1.1      Merger........................................................................................           1
    1.2      Time and Place of Closing.....................................................................           1
    1.3      Effective Time................................................................................           1
ARTICLE 2..................................................................................................           2
    2.1      Charter.......................................................................................           2
    2.2      Bylaws........................................................................................           2
    2.3      Directors and Officers........................................................................           2
    2.4      Effects of the Merger.........................................................................           2
ARTICLE 3..................................................................................................           2
    3.1      Conversion of Shares..........................................................................           2
    3.2      Shares Held by Foilmark or Holopak............................................................           2
    3.3      Fractional Shares.............................................................................           3
    3.4      Conversion of Stock Options...................................................................           3
    3.5      Dissenting Shares.............................................................................           4
ARTICLE 4..................................................................................................           4
    4.1      Exchange Procedures...........................................................................           4
    4.2      Rights of Former Shareholders.................................................................           5
    4.3      Investment of Exchange Fund...................................................................           5
    4.4      Termination of Exchange Fund..................................................................           6
ARTICLE 5..................................................................................................           6
    5.1      Organization, Standing, and Power.............................................................           6
    5.2      Authority; No Breach By Agreement.............................................................           6
    5.3      Capital Stock.................................................................................           7
    5.4      Foilmark Subsidiaries.........................................................................           7
    5.5      SEC Filings; Financial Statements.............................................................           8
    5.6      Absence of Undisclosed Liabilities............................................................           8
    5.7      Absence of Certain Changes or Events..........................................................           9
    5.8      Tax Matters...................................................................................           9
    5.9      Assets........................................................................................          11
    5.10     Intellectual Property.........................................................................          11
    5.11     Compliance with Laws..........................................................................          12
    5.12     Labor Relations...............................................................................          12
    5.13     Employee Benefit Plans........................................................................          13
    5.14     Material Contracts............................................................................          14
    5.15     Legal Proceedings.............................................................................          15
    5.16     Statements True and Correct...................................................................          15
    5.17     Accounting, Tax and Regulatory Matters........................................................          15
    5.18     State Takeover Laws...........................................................................          16
    5.19     Charter Provisions............................................................................          16
    5.20     Millennium Capability.........................................................................          16
    5.21     Third Party Consents and Governmental Approvals...............................................          16
    5.22     Authority of Foilmark Sub.....................................................................          16
    5.23     Fairness Opinion..............................................................................          16
    5.24     Environmental Matters.........................................................................          17
    5.25     HSR Act.......................................................................................          17
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                                       i
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
ARTICLE 6..................................................................................................          17
    6.1      Organization, Standing, and Power.............................................................          17
    6.2      Authority; No Breach By Agreement.............................................................          17
    6.3      Capital Stock.................................................................................          18
    6.4      Holopak Subsidiaries..........................................................................          18
    6.5      SEC Filings; Financial Statements.............................................................          19
    6.6      Absence of Undisclosed Liabilities............................................................          20
    6.7      Absence of Certain Changes or Events..........................................................          20
    6.8      Tax Matters...................................................................................          20
    6.9      Assets........................................................................................          22
    6.10     Intellectual Property.........................................................................          23
    6.11     Compliance with Laws..........................................................................          23
    6.12     Labor Relations...............................................................................          24
    6.13     Employee Benefit Plans........................................................................          24
    6.14     Material Contracts............................................................................          25
    6.15     Legal Proceedings.............................................................................          26
    6.16     Statements True and Correct...................................................................          26
    6.17     Accounting, Tax and Regulatory Matters........................................................          27
    6.18     State Takeover Laws...........................................................................          27
    6.19     Charter Provisions............................................................................          27
    6.20     Millennium Capability.........................................................................          27
    6.21     Third Party Consents and Governmental Approvals...............................................          27
    6.22     Fairness Opinion..............................................................................          27
    6.23     Environmental Matters.........................................................................          27
    6.24     HSR Act.......................................................................................          28
ARTICLE 7..................................................................................................          28
    7.1      Affirmative Covenants of Foilmark and Holopak.................................................          28
    7.2      Negative Covenants of Foilmark and Holopak....................................................          28
    7.4      Adverse Changes in Condition..................................................................          30
    7.4      Reports.......................................................................................          30
ARTICLE 8..................................................................................................          31
    8.1      Registration Statement; Proxy Statement; Shareholder Approval.................................          31
    8.2      Exchange Listing..............................................................................          31
    8.3      Applications; Antitrust Notification..........................................................          31
    8.4      Filings with State Offices....................................................................          31
    8.5      Agreement as to Efforts to Consummate.........................................................          32
    8.6      Investigation and Confidentiality.............................................................          32
    8.7      Press Releases................................................................................          32
    8.8      No-Solicitation...............................................................................          32
    8.9      State Takeover Laws...........................................................................          33
    8.10     Charter Provisions............................................................................          33
    8.11     Indemnification and Insurance.................................................................          33
    8.12     No Recourse...................................................................................          34
    8.13     Conversion of Non-Voting Stock................................................................          34
    8.14     Credit Facilities.............................................................................          34
    8.15     Filing of S-8.................................................................................          34
    8.16     Environmental Report..........................................................................          34
    8.17     Employment Agreement..........................................................................          34
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                                       ii
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
ARTICLE 9..................................................................................................          35
    9.1      Conditions to Obligations of Each Party.......................................................          35
    9.2      Conditions to Obligations of Holopak..........................................................          36
    9.3      Conditions to Obligations of Foilmark.........................................................          38
ARTICLE 10.................................................................................................          39
    10.1     Termination...................................................................................          39
    10.2     Effect of Termination.........................................................................          40
    10.3     Non-Survival of Representations and Warranties................................................          40
ARTICLE 11.................................................................................................          41
    11.1     Definitions...................................................................................          41
    11.2     Expenses......................................................................................          46
    11.3     Brokers and Finders...........................................................................          47
    11.4     Entire Agreement..............................................................................          47
    11.5     Amendments....................................................................................          47
    11.6     Waivers.......................................................................................          47
    11.7     Assignment....................................................................................          48
    11.8     Notices.......................................................................................          48
    11.9     Governing Law.................................................................................          49
    11.10    Counterparts..................................................................................          49
    11.11    Captions......................................................................................          49
    11.12    Interpretations...............................................................................          49
    11.13    Enforcement of Agreement......................................................................          49
    11.14    Severability..................................................................................          49

                                      iii
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                                LIST OF EXHIBITS

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
EXHIBIT NUMBER                                              DESCRIPTION
---------------  -------------------------------------------------------------------------------------------------

2.1              The Certificate of Incorporation of Foilmark Sub

2.2              Bylaws of Foilmark Sub

8.17             Form of Employment Agreement with Frank J. Olsen, Jr.

9.1(i)           Form of Voting Agreement, among Foilmark, Frank J. Olsen, Jr., Bradford and other principal stockholders

9.2(j)           Form of Registration Rights Agreement

9.2(o)(i)        Terms of Consulting Agreement with James L. Rooney

9.2(o)(ii)       Terms of Employment Agreement with J.T. Webb

9.2(o)(iii)      Terms of Employment Agreement with Arthur Karmel

9.2(o)(iv)       List of Foilmark Individuals with whom Foilmark shall enter into Indemnification Agreements

9.2(n)           List of Foilmark Individuals Receiving Stock Options

9.3(i)           List of Holopak Individuals Receiving Stock Options

9.3(j)           List of HoloPak Individuals with whom Foilmark shall enter into Indemnification Agreements

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of November 17, 1998, by and among FOILMARK, INC. ("Foilmark"), a Delaware corporation having its principal office located in Newburyport, Massachusetts; FOILMARK ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Foilmark ("Foilmark Sub"); and HOLOPAK TECHNOLOGIES, INC. ("Holopak"), a Delaware corporation having its principal office located in East Brunswick, New Jersey.

                                    PREAMBLE

    The Boards of Directors of Foilmark, Foilmark Sub and Holopak have determined that the transactions described herein, including, without limitation, the Merger (as defined below) are advisable and in the best interests of Foilmark and Holopak and their respective shareholders. This Agreement provides for the merger of Holopak with and into Foilmark Sub with Foilmark Sub as the surviving corporation. At the Effective Time (as defined below), subject to, and in accordance with, Article 3 hereof, the outstanding shares of the capital stock of Holopak shall be converted into the right to receive (i) 1.11 shares of Foilmark Common Stock (as defined below) and (ii) one dollar and forty-two cents ($1.42) in cash (except with respect to shares of Holopak Common Stock (as defined herein) held by (a) any Foilmark Company, (b) any Holopak Company or (c) any shareholder properly exercising dissenters' rights of appraisal pursuant to Section 262 of the DGCL (as defined herein)). As a result of the Merger, at the Effective Time, shareholders of Holopak shall be shareholders of Foilmark, and Foilmark Sub shall continue to conduct its business and operations as a wholly-owned subsidiary of Foilmark. The transactions described in this Agreement are subject to the approvals of the shareholders of Foilmark, the shareholders of Holopak, and the satisfaction of certain other conditions described in this Agreement.

    Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

    NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

    1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Holopak shall be merged with and into Foilmark Sub (the "Merger") in accordance with the provisions of Section 251 of DGCL and with the effect provided in Sections 259 and 261 of the DGCL. At the Effective Time, Foilmark Sub shall be the Surviving Corporation resulting from the Merger and shall remain a wholly-owned Subsidiary of Foilmark and continue to be governed by the Laws of the State of Delaware and the separate existence of Holopak shall cease. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Foilmark, Foilmark Sub and Holopak and by Foilmark as the sole shareholder of Foilmark Sub. The name of the Surviving Corporation shall be Holopak Technologies, Inc.

    1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 10:00 A.M. on the date that the Effective Time occurs, or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such place as may be mutually agreed upon by the Parties.

    1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Delaware (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by authorized officers of each Party, the Parties shall use their reasonable efforts to file the Certificate of Merger with the Secretary of State of the State of Delaware to occur as soon as practicable but in any event not later than the fifth business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of each of Foilmark and Holopak approve this Agreement to the extent such approval is required by this Agreement and applicable Law.

                                   ARTICLE 2
                                TERMS OF MERGER

    2.1 CHARTER. The Certificate of Incorporation of Foilmark Sub attached hereto as Exhibit 2.1, with such changes as contemplated by this Agreement, in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until otherwise amended or repealed.

    2.2 BYLAWS. The Bylaws of Foilmark Sub attached hereto as Exhibit 2.2 in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

    2.3 DIRECTORS AND OFFICERS. The directors of Foilmark Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Holopak in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

    2.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Holopak and Foilmark Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Holopak and Foilmark Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

    3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Foilmark, Foilmark Sub, Holopak or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

        (a) Each share of Foilmark Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

        (b) Each share of Foilmark Sub Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time and as of the Effective Time shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        (c) Each share of Holopak Common Stock, excluding shares held by any Holopak Company or any Foilmark Company issued and outstanding at the Effective Time and excluding Dissenting Shares (as hereinafter defined), shall cease to be outstanding and shall be converted into and exchanged for the right to receive (i) 1.11 shares of Foilmark Common Stock (the "Stock Merger Consideration"); and (ii) one dollar and forty-two cents ($1.42) in cash (the "Cash Merger Consideration," and together with the Stock Merger Consideration, the "Merger Consideration").

    3.2 SHARES HELD BY FOILMARK OR HOLOPAK. Each of the shares of Holopak Common Stock held by any Foilmark Company or by any Holopak Company shall automatically be canceled and retired and cease to exist at the Effective Time and no consideration shall be issued in exchange therefor.

    3.3 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Holopak Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Foilmark Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) rounded to the nearest whole cent in an amount equal to such fractional part of a share of Holopak Common Stock multiplied by the market value of one share of Foilmark Common Stock on the date at the Effective Time. The market value of one share of Foilmark Common Stock at the Effective Time shall be the last sale price of Foilmark Common Stock on the Nasdaq National Market on the business day immediately preceding the day on which the Effective Time occurs (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source mutually agreed upon by Holopak and Foilmark). No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder of Foilmark in respect of any fractional shares.

    3.4  CONVERSION OF STOCK OPTIONS.

        (a) At the Effective Time, each option or other right to purchase or receive shares of Holopak Common Stock pursuant to stock options, stock appreciation or other similar rights ("Holopak Options") granted either under the Holopak Stock Plans or otherwise, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Foilmark Common Stock, and Foilmark shall assume each Holopak Option, in accordance with the terms of the Holopak Stock Plan and any stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) Foilmark and its Compensation Committee shall be substituted for Holopak and its Stock Option Committee of the Board of Directors of Holopak (including, if applicable, the entire Board of Directors of Holopak) administering such Stock Plans,
    (ii) each Holopak Option assumed by Foilmark may be exercised solely for shares of Foilmark Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of Foilmark Common Stock subject to such Holopak Option shall be equal to the number of shares of Holopak Common Stock subject to such Holopak Option immediately prior to the Effective Time multiplied by 1.11, and (iv) the per share exercise price under each Holopak Option shall be adjusted by dividing the per share exercise price under each such Holopak Option by 1.11 and rounding up to the nearest cent and deducting $1.42. Notwithstanding the provisions of clause (iii) of the preceding sentence, Foilmark shall not be obligated to issue any fraction of a share of Foilmark Common Stock upon exercise of Holopak Options and any fraction of a share of Foilmark Common Stock that otherwise would be subject to a converted Holopak Option shall represent the right to receive a cash payment upon exercise of such converted Holopak Option equal to the product of such fraction and the difference between the market value of one share of Foilmark Common Stock at the time of exercise of such Option and the per share exercise price of such Option. The market value of one share of Foilmark Common Stock at the time of exercise of an Option shall be the last sale price of the Foilmark Common Stock on the Nasdaq National Market (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source as determined by the Foilmark Compensation Committee) on the last trading day preceding the date of exercise. In addition, notwithstanding the clauses (iii) and (iv) of the first sentence of this
    Section 3.4, each Holopak Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Holopak agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.4, including using its reasonable efforts to obtain from each holder of a Holopak Option any Consent or Contract that may be deemed necessary or advisable in order to effect the transactions contemplated by this Section 3.4.

        (b) Promptly after the Effective Time, Foilmark shall deliver to the participants in each Holopak Stock Plan and other holders of Holopak Options an appropriate notice setting forth such participant's rights pursuant thereto. The grants subject to such Holopak Options shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.4(a) after giving effect to the Merger), and shall comply with the terms of each Holopak Option to ensure, to the extent required by, and subject to the provisions of, such Holopak Stock Plan, that Holopak Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Foilmark shall take all corporate action necessary to reserve for issuance sufficient shares of Foilmark Common Stock for delivery upon exercise of Holopak Options assumed by it in accordance with this Section 3.4. Promptly after the Effective Time, Foilmark shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of Foilmark Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Holopak Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Foilmark shall administer the Holopak Stock Plan assumed pursuant to this Section 3.4 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the Holopak Stock Plan complied with such rule prior to the Effective Time.

    3.5 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Holopak Common Stock issued and outstanding immediately prior to the Effective Time held by a holder (if any) who has not voted in favor of the Merger or consented thereto in writing and who has the right to demand, and who properly demands, an appraisal of such shares of Holopak Common Stock in accordance with Section 262 of the DGCL (or any successor provisions) ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such share of such holder shall be treated as a share of Holopak Common Stock that had been converted as of the Effective Time into the right to receive Merger Consideration in accordance with Section 3.1(c) hereof. Notwithstanding anything to the contrary contained herein, if the Merger is rescinded or abandoned, then the right of any holder to be paid the fair value of such holder's Dissenting Shares shall cease. Holopak shall give notice to Foilmark of any demands received by Holopak for appraisal of shares of Holopak Common Stock and any withdrawal of such demands.

                                   ARTICLE 4
                               EXCHANGE OF SHARES

    4.1 EXCHANGE PROCEDURES. Prior to the Effective Time, Foilmark shall appoint a commercial bank or trust company satisfactory to Holopak to act as exchange and paying agent hereunder (the "Exchange Agent"). At the Effective Time, Foilmark shall deposit with the Exchange Agent, (i) certificates representing Foilmark Common Stock which immediately prior to the Effective Time represent a number of shares of Foilmark Common Stock required to be issued pursuant to Section 3.1(c) hereof in exchange for the issued and outstanding shares of Holopak Common Stock (together with cash as required to (x) pay any dividends or distributions with respect thereto in accordance with Section 4.2 hereof and (y) make payments in lieu of fractional shares of Holopak Common Stock pursuant to Section 3.3 hereof; and (ii) cash in an aggregate amount sufficient to pay the Cash Merger Consideration (collectively, the "Exchange Fund"). The Exchange Fund shall not be used for any other purpose except as provided for in this Agreement. Promptly after the Effective Time but in no event later than five business days after the Effective Time, Foilmark shall cause the Exchange Agent to mail to each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Holopak Common Stock (the "Holopak Share Certificates") appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Holopak Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Holopak Share Certificates in exchange for the Merger Consideration. The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each holder of shares of Holopak Common Stock (other than shares to be canceled pursuant to Section
3.2 of this Agreement or Dissenting Shares) issued and outstanding at the Effective Time shall surrender the Holopak Share Certificates to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.3 of this Agreement, each holder of shares of Holopak Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the Holopak Share Certificates, cash in lieu of any fractional share of Foilmark Common Stock to which such holder may be otherwise entitled (without interest). Foilmark shall not be obligated to deliver the Merger Consideration to which any holder of Holopak Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Holopak Share Certificate for exchange as provided in this Section 4.1. The Holopak Share Certificate so surrendered shall be duly endorsed as the Exchange Agent may reasonably require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Holopak Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law. Adoption of this Agreement by the shareholders of Holopak shall constitute ratification of the appointment of the Exchange Agent.

    4.2 RIGHTS OF FORMER HOLOPAK SHAREHOLDERS. At the Effective Time, the stock transfer books of Holopak shall be closed as to holders of Holopak Common Stock immediately prior to the Effective Time and no transfer of Holopak Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each Holopak Share Certificate (other than Dissenting Shares and shares to be canceled pursuant to Sections 3.2 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.3 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Holopak in respect of such shares of Holopak Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by Foilmark on the Foilmark Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Foilmark Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Foilmark Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of the Share Certificate until such holder surrenders such Holopak Share Certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of a Holopak Share Certificate, both the certificate representing shares of Foilmark Common Stock issued in accordance with Section 3.1(c) hereof, (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

    4.3 INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest the cash portion of the Exchange Fund, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or (iv) certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $500 million; and any net earnings with respect to the Exchange Fund shall be the property of and paid over to Foilmark as and when requested by Foilmark; provided, however, that any Taxes payable with respect to the Exchange Fund shall be the sole obligation and liability of Foilmark; provided, further that any such investment or any such payment of earnings shall not delay the timely receipt by holders of Holopak Share Certificates of the Merger Consideration or otherwise impair such holders' respective rights hereunder.

    4.4 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Holopak Share Certificates for 365 days after the Effective Time shall be delivered to Foilmark, upon demand, and any holders of Holopak Share Certificates that have not theretofore complied with this Article 4 shall thereafter (subject to the terms of this Agreement, abandoned property, escheat and other similar laws) look only to Foilmark, and only as general creditors thereof, for payment of their claim for any Merger Consideration.

                                   ARTICLE 5
                   REPRESENTATIONS AND WARRANTIES OF FOILMARK

    Foilmark hereby represents and warrants to Holopak as follows:

    5.1 ORGANIZATION, STANDING, AND POWER. Foilmark is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Foilmark is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of the assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Foilmark or prevent or materially delay the consummation of the Merger. Foilmark has delivered to Holopak complete and correct copies of its Certificate of Incorporation and Bylaws, as amended and restated and the Certificate of Incorporation and Bylaws (or similar organizational documents) of its Subsidiaries.

5.2 AUTHORITY; NO BREACH BY AGREEMENT.

        (a) Foilmark has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Foilmark, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Foilmark Common Stock, voting at the Foilmark Shareholders' Meeting at which a quorum is present, which is the only vote of the holders of any class or series of Foilmark's capital stock required for approval of this Agreement or under applicable Law and consummation of the Merger by Foilmark. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of Foilmark, enforceable against Foilmark in accordance with its terms.

        (b) Neither the execution and delivery of this Agreement by Foilmark, nor the consummation by Foilmark of the transactions contemplated hereby, nor compliance by Foilmark with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Foilmark's or any of its Subsidiaries' Certificate of Incorporation or Bylaws, or (ii) except as disclosed in Section 5.2 of the Foilmark Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Foilmark Company under, any Contract or Permit of any Foilmark Company, except for any such Default, Consent or Lien that would not have a Material Adverse Effect on Foilmark, or, (iii) subject to receipt of the requisite Consents referred to in
    Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Foilmark Company or any of their respective material Assets.

        (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Foilmark of the Merger and the other transactions contemplated in this Agreement.

5.3 CAPITAL STOCK.

        (a) The authorized capital stock of Foilmark consists of 500,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding, and 10,000,000 shares of Foilmark Common Stock, of which 4,176,542 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Foilmark Capital Stock are, and all of the shares of Foilmark Common Stock to be issued in exchange for shares of Holopak Common Stock upon consummation of the Merger, will be as of the Effective Time, duly and validly issued and outstanding, fully paid and nonassessable and free and clear of all Liens created by Foilmark. None of the outstanding shares of capital stock of Foilmark has been issued in violation of any preemptive rights of the current or past shareholders of Foilmark. Foilmark has reserved 475,000 shares of Foilmark Common Stock for issuance under the Foilmark Stock Plans, pursuant to which options to purchase not more than 378,858 shares of Foilmark Common Stock have been granted.

        (b) Except as set forth in Section 5.3(a) of this Agreement, or as disclosed in Section 5.3 of the Foilmark Disclosure Memorandum, there are no shares of capital stock or other equity securities of Foilmark outstanding and no outstanding Rights relating to the capital stock of Foilmark.

    5.4 FOILMARK SUBSIDIARIES. Foilmark has disclosed in Section 5.4 of the Foilmark Disclosure Memorandum all of the Foilmark Subsidiaries (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership). Except as disclosed in Section 5.4 of the Foilmark Disclosure Memorandum, Foilmark or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Foilmark Subsidiary. No capital stock (or other equity interest) of any Foilmark Subsidiary is or may become required to be issued (other than to another Foilmark Company) by reason of any Rights, and there are no Contracts by which any Foilmark Subsidiary is bound to issue (other than to another Foilmark Company) additional shares of its capital stock (or other equity interests) or Rights or by which any Foilmark Company is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Foilmark Subsidiary (other than to another Foilmark Company). There are no Contracts relating to the rights of any Foilmark Company to vote or to dispose of any shares of the capital stock (or other equity interests) of any Foilmark Subsidiary. All of the shares of capital stock (or other equity interests) of each Foilmark Subsidiary held by a Foilmark Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Foilmark Company free and clear of any Lien. Except as disclosed in
Section 5.4 of the Foilmark Disclosure Memorandum, each Foilmark Subsidiary is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Foilmark Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and each jurisdiction in which it is so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Foilmark. The minute book and other organizational documents for each Foilmark Subsidiary have been made available to Holopak for its review, and, except as disclosed in Section 5.4 of the Foilmark Disclosure Memorandum, are true and correct as in effect as of the date of this Agreement and accurately reflect all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

    5.5  SEC FILINGS; FINANCIAL STATEMENTS.

        (a) Foilmark has timely filed and made available to Holopak all SEC Documents required to be filed by Foilmark since January 1, 1994 or such later date as Foilmark first filed, or was first obligated to file, such SEC Documents (the "Foilmark SEC Reports"). The Foilmark SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Foilmark SEC Reports or necessary in order to make the statements in such Foilmark SEC Reports, in light of the circumstances under which they were made, not misleading. No Foilmark Subsidiary is required to file any SEC Documents.

        (b) Each of the Foilmark Financial Statements (including, in each case, any related notes) contained in the Foilmark SEC Reports, including any Foilmark SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the Securities and Exchange Commission (the "SEC") with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except to the extent required by changes to GAAP or as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Foilmark and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect and any pro forma financial information contained in the Joint Proxy Statement/Prospectus on Form S-4 to be filed in connection with the Merger is not necessarily indicative of the consolidated financial position of Foilmark and the Foilmark Subsidiaries, as the case may be, as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

        (c) Since November 1, 1988, or the date of organization if later, Foilmark and each of its Subsidiaries has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, including but not limited to financial reports filed with foreign governmental agencies. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in any material respect, contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, PROVIDED, HOWEVER, that to the extent that the foregoing relates to facts or omission regarding Persons other than Foilmark and its Affiliates, such representation and warranty is made to Foilmark's Knowledge.

    5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Foilmark Company has any Liabilities that have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Foilmark, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Foilmark as of December 31, 1997 and September 30, 1998, included in the Foilmark Financial Statements or reflected in the notes thereto, or as disclosed in
Section 5.6 of the Foilmark Disclosure Memorandum. No Foilmark Company has incurred or paid any Liability since September 30, 1998, except for such Liabilities (i) disclosed in Section 5.6 of the Foilmark Disclosure Memorandum or (ii) incurred or paid (A) in the ordinary course of business consistent with past business practice and which have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Foilmark or
(B) in connection with the transactions contemplated by this Agreement. Except as disclosed in Section 5.6 of the Foilmark Disclosure Memorandum, no Foilmark Company is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person, other than another Foilmark Company, for any amount in excess of $50,000.

    5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1998, except as disclosed in the Foilmark Financial Statements delivered prior to the date of this Agreement and as disclosed in Section 5.7 of the Foilmark Disclosure Memorandum and from the date hereof until the Effective Time, for those actions permitted pursuant to Section 7.2 hereof with respect to Foilmark, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Foilmark, and (ii) there has not been: (A) any damage, destruction or loss (whether or not covered by insurance) with respect to any Assets of any Foilmark Company that has resulted or is reasonably likely to result in a Material Adverse Effect on Foilmark, (B) any change by any Foilmark Company in its accounting methods, principles or practices; (C) Any increase in the benefits under, or the establishment or amendment of, any material bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any material increase in the compensation payable or to become payable to directors, officers or employees of any Foilmark Company, except for increases in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice and the granting of stock options as reflected in Section 5.3 hereof or
(E) or take any other actions inconsistent with the actions described in Section
7.2 hereof. Since the date of Foilmark's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 as filed with the SEC, there has not been any declaration, setting aside or payment of any dividends or distributions in respect of shares of Foilmark Common Stock or the shares of stock of any Foilmark Subsidiary or any redemption, repurchase or other reacquisition of any of Foilmark's equity securities or any of the equity securities of any Foilmark Subsidiary.

    5.8 TAX MATTERS. Except as disclosed in Section 5.8 of the Foilmark Disclosure Memorandum:

        (a) Except for such matters as would not have a Material Adverse Effect on Foilmark, all Tax Returns required to be filed by or on behalf of any of the Foilmark Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired and all Tax Returns filed are complete and accurate in all Material respects. All Taxes shown to be payable on filed Tax Returns have been paid. To the Knowledge of Foilmark, there is no pending or proposed audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the Foilmark Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. Foilmark's Tax Returns have been audited by all relevant Tax Authorities for all years through the year ended December 31, 1994. No claim has ever been made by an authority or a jurisdiction where any Foilmark Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. No Tax Authority has notified any Foilmark Company that it intends to examine or investigate its Tax affairs.

        (b) None of the Foilmark Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of the Foilmark Companies. The Tax Returns of the Foilmark Companies for the periods set forth in
    Section 5.8 of the Foilmark Disclosure Memorandum have been examined by the appropriate taxing authorities and no deficiency for any Tax shown on any such audited return has been proposed, asserted or assessed against any Foilmark Company that has not been resolved and paid in full.

        (c) The provision for any Taxes due or to become due for any of the Foilmark Companies for the period or periods through and including the date of the respective Foilmark Financial Statements that has been made and is reflected on such Foilmark Financial Statements is sufficient to cover all such Taxes.

        (d) Deferred Taxes of the Foilmark Companies have been provided for in accordance with GAAP. No differences exist between the amounts of the book basis and the tax basis of assets (net of liabilities) that are not accounted for by an accrual on the books for federal income tax purposes.

        (e) None of the Foilmark Companies is a party to any Tax allocation or sharing agreement and none of the Foilmark Companies has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Foilmark) or has any Liability for Taxes of any Person (other than Foilmark and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

        (f) Each of the Foilmark Companies is in compliance in all material respects with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

        (g) None of the Foilmark Companies has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

        (h) No power of attorney currently in force has been granted by any Foilmark Company concerning any Tax matter.

        (i) No Foilmark Company has received a Tax Ruling or entered into a Closing Agreement with any Tax Authority that would have a continuing adverse effect after the Closing Date.

        (j) No event, transaction, act or omission has occurred which could result in any Foilmark Company becoming liable to pay or to bear any Tax as a transferee, successor or otherwise which is primarily or directly chargeable or attributable to any non-Foilmark Company, person or firm. No Foilmark Company has actual or contingent liability (whether by reason of any indemnity, warranty or otherwise) to any other person in respect of any actual, contingent or deferred liability of such person for Taxes.

        (k) No Foilmark Company has consented (nor will any of them consent prior to the Closing) pursuant to Code Section341(f) to have Code Section341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code Section341(f)(4)) owned by any Foilmark Company.

        (l) No property of any Foilmark Company is property that it or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section168(f)(8) of the Internal Revenue Code of 1954 (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section168(h).

        (m) No Foilmark Company is required to include any adjustment pursuant to Code Section481(a) by reason of a voluntary change in accounting method initiated by the Company, and to the best of the knowledge of each Foilmark Company, the IRS has not proposed any such adjustment or change in accounting method.

        (n) No election under Code Section338 (or any predecessor provisions) has been made by any Foilmark Company with respect to any of its assets or properties.

        (o) No Foilmark Company is subject to any contract, obligation or commitment under which it will or may any time hereafter be or become liable to make any payment (or provide any other amount in money or money's worth) of an expense nature which (in either such case) is not deductible, depreciable or amortizable in full in computing the income of any Foilmark Company for the purpose of any Taxes on income or profits to which the Company or any Subsidiary may be subject, other than any payment relating to the acquisition of assets that are treated as having an indefinite useful life for purposes of the relevant Tax.

        (p) No Foilmark Company has disposed of any asset or supplied any service or business facility of any kind (including a loan or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration to be received for such disposal or supply will be less than the consideration deemed received for Tax purposes.

    5.9 ASSETS. Except as disclosed in Section 5.9 of the Foilmark Disclosure Memorandum or as disclosed or reserved against in the Foilmark Financial Statements delivered prior to the date of this Agreement, the Foilmark Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the Foilmark Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Foilmark's past practices. Section 5.9 of the Foilmark Disclosure Memorandum sets forth, as of the date of this Agreement (x) all real property owned by Foilmark and its Subsidiaries, singly or in common or joint venture with each other or other entities or individuals, and (y) all real property that Foilmark and its Subsidiaries has leased or subleased among themselves or from a third party, singly or in common or joint venture with each other or with other entities or individuals. All items of inventory of the Foilmark Companies reflected on the most recent balance sheet included in the Foilmark Financial Statements delivered prior to the date of this Agreement and prior to the Effective Time consisted and will consist, as applicable, of items of a quality and quantity usable and saleable in the ordinary course of business and conform to generally accepted standards in the industry in which the Foilmark Companies are a part. All Assets which are material to Foilmark's business on a consolidated basis, held under leases or subleases by any of the Foilmark Companies, are held under valid Contracts enforceable in accordance with their respective terms, and each such Contract is in full force and effect. Section 5.9 of the Foilmark Disclosure Memorandum sets forth the scope of coverage of all of Foilmark's insurance policies as of the date of this Agreement, the term of each such policy and the premiums relating thereto. None of the Foilmark Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 5.9 of the Foilmark Disclosure Memorandum, there are presently no claims pending under such policies of insurance and no notices of denial of any material claim have been received by any Foilmark Company under such policies within the past twelve months. The Assets of the Foilmark Companies include all Assets required to operate the business of the Foilmark Companies as presently conducted.

    5.10 INTELLECTUAL PROPERTY. Section 5.10 of the Foilmark Disclosure Memorandum sets forth a complete and accurate list of, and a brief description of all Intellectual Property owned, used or licensed by or to Foilmark which are used in or necessary for the conduct of Foilmark's business, except as to which the absence of which would not have a Material Adverse Effect on Foilmark ("Foilmark Intellectual Property"). No Person has asserted a claim in writing to Foilmark that Foilmark has abandoned any Foilmark Intellectual Property and, to the Knowledge of Foilmark, Foilmark has not abandoned any Foilmark Intellectual Property. Except as disclosed in Section 5.10 of the Foilmark Disclosure Memorandum, a Foilmark Company owns all right, title and interest in and to or has the lawful right to use the Foilmark Intellectual Property free and clear of all Liens. All Foilmark Intellectual Property licensed to any Foilmark Company is identified as "licensed" in Section 5.10 of the Foilmark Disclosure Memorandum. Except as disclosed in Section 5.10 of the Foilmark Disclosure Memorandum, use of the Foilmark

Intellectual Property by any of the Foilmark Companies has not to the Knowledge of Foilmark misappropriated or infringed on any rights held or owned by any third party, nor has any third party asserted any such claim. Except as disclosed in Section 5.10 of the Foilmark Disclosure Memorandum, no Foilmark Company is obligated to pay any royalties to any Person (other than another Foilmark Company) with respect to any Foilmark Intellectual Property. Except as disclosed in Section 5.10 of the Foilmark Disclosure Memorandum, every officer or management employee of any Foilmark Company is a party to a Contract which requires such officer or management employee to keep confidential any trade secrets, proprietary data, customer information, or other business information of a Foilmark Company and, to the Knowledge of Foilmark, no officer is party to, nor to the Knowledge of Foilmark has Foilmark received any notice of any other management employee being a party to, any Contract with any Person other than a Foilmark Company which requires such officer or management employee to assign any interest in any Intellectual Property to any Person other than a Foilmark Company or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a Foilmark Company. Except as disclosed in Section 5.10 of the Foilmark Disclosure Memorandum, no officer of any Foilmark Company is party to, nor has Foilmark received any notice of any other management employee being a party to, any Contract which restricts or prohibits such officer or management employee from engaging in activities competitive with any Person, including any Foilmark Company.

    5.11 COMPLIANCE WITH LAWS. Each Foilmark Company has in effect all Permits necessary for it to own, lease, or operate its Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit, except where the failure to possess such Permit or the occurrence of a Default would not have a Material Adverse Effect on Foilmark or the Operating Property to which the Permit relates. Except as disclosed in Section 5.11 of the Foilmark Disclosure Memorandum, Foilmark:

        (a) is not in Default under any of the provisions of its Certificate of Incorporation or By-laws (or other governing instruments);

        (b) is not in Default under any foreign, federal, state or local Laws, Orders, or Permits applicable to its business (including, but not limited to applicable environmental and health laws), or employees conducting its business except for any Default that would not have a Material Adverse Effect on Foilmark or any property owned or operated by Foilmark; or

        (c) since January 1, 1993, has not received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Foilmark Company is in non-compliance with any of the Laws or Orders, (ii) threatening to revoke any Permits, or (iii) requiring any Foilmark Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking.

Copies of all reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Holopak.

    5.12 LABOR RELATIONS. No Foilmark Company is the subject of any Litigation asserting that it or any other Foilmark Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Foilmark Company to bargain with any labor organization as to wages or conditions of employment, nor is any Foilmark Company party to any collective bargaining agreement, nor is there any strike, slowdown, work stoppage or other labor dispute involving any Foilmark Company, pending or threatened, or to the Knowledge of Foilmark, is there any activity involving any Foilmark Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity. Except as set forth on Section 5.12 to the Foilmark Disclosure Memorandum, no notification is required to be made to: (i) any federal, state, local or foreign governmental entity is required to be made in connection with the effectiveness of the Merger and any Foilmark facility; or (ii) any federal, state, local or foreign governmental entities in connection with the closing of a Foilmark facility.

    5.13  EMPLOYEE BENEFIT PLANS.

        (a) Foilmark has listed in Section 5.13 of the Foilmark Disclosure Memorandum all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, whether oral or written, including but not limited to "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Foilmark Company or any entity required to be aggregated with Foilmark under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code or Section 4001 (an "ERISA Affiliate") thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Foilmark Benefit Plans"). Any of the Foilmark Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Foilmark ERISA Plan."

        (b) Each Foilmark Benefit Plan intended to qualify under Section 401(a) of the Internal Revenue Code is the subject of a favorable unrevoked determination letter issued by the IRS as to its tax-qualified status under the Internal Revenue Code, which determination letter may still be relied upon as to such tax-qualified status, and no circumstances have occurred that would adversely affect the tax-qualified status of such Foilmark Benefit Plan.

        (c) Each Foilmark Benefit Plan is maintained and operated in all Material respects in compliance with its terms and with the applicable provisions of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Foilmark. No Foilmark Company or ERISA Affiliate has engaged in a transaction with respect to any Foilmark Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Foilmark Company or ERISA Affiliate to a Tax imposed by either Section 4975 of the Internal Revenue Code or Sections 409 or 502(i) of ERISA.

        (d) No Foilmark ERISA Plan is, and no Foilmark Company has ever maintained or contributed to, a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code and Section 3(35) of ERISA) or a multiemployer plan within the meaning of Section 3(37) of ERISA.

        (e) Except as disclosed in Section 5.13 of the Foilmark Disclosure Memorandum, none of the Foilmark Benefit plans provides, and no Foilmark Company or any ERISA Affiliate has any obligation to provide, health, medical, life or other non-pension benefits to retired or other former employees, except as specifically required by Section 4980B of the Code or
    Part 6 of Title I or ERISA and there are no restrictions on the rights of such Foilmark Company to amend or terminate any such Foilmark Benefit Plan without incurring any Liability thereunder.

        (f) Except as disclosed in Section 5.13 of the Foilmark Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Internal Revenue Code or otherwise) becoming due to any director or any employee of any Foilmark Company or ERISA Affiliate from any Foilmark Company or ERISA Affiliate under any Foilmark Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Foilmark Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

        (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Foilmark Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Foilmark Financial Statements to the extent required by and in accordance with GAAP.

        (h) Without limiting the generality of any of the foregoing, with respect to any foreign Foilmark Benefit Plan providing pension or comparable benefits, to the extent not reserved for on the December 31, 1998 balance sheet included in the Foilmark Financial Statements, the Foilmark Disclosure Memorandum includes true and complete copies of estimates of the amount of the liability determined on a projected benefits obligation basis and, where applicable, the underlying actuarial assumptions related to any such Foilmark Benefit Plan. With respect to any foreign Foilmark Benefit Plan providing termination indemnities, such Foilmark Disclosure Memorandum includes true and complete copies of estimates of the amount of the present value of any liability, if such liability cannot be determined on a projected benefits obligation basis.

        (i) There is no suit, action, dispute, claim, arbitration or legal, administrative or other proceeding or governmental investigation pending, or to the knowledge of Foilmark threatened, alleging any breach of the terms of any such Foilmark Benefit Plan or of any fiduciary duties thereunder or violation of any applicable Law with respect to any such Foilmark Benefit Plan.

        (j) Current copies of all Foilmark Benefit Plans (and, if applicable, related trust or other funding arrangements, including but not limited to insurance contracts), and all amendments, supplements and modifications thereto and written interpretations thereof (including summary plan descriptions) have been furnished to Holopak, together with (1) the two most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such Foilmark Benefit Plan, and (2) the most recent actuarial valuation prepared in connection with any such Foilmark Benefit Plan.

    5.14 MATERIAL CONTRACTS. Except as disclosed in Section 5.14 of the Foilmark Disclosure Memorandum or otherwise reflected in the Foilmark Financial Statements, none of the Foilmark Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for payments to any Person, except for Contracts referred to in Section 5.13(a) of this Agreement and unwritten Contracts with respect to the employment of hourly personnel terminable at will or upon statutorily required notice, (ii) any Contract relating to the borrowing of money by any Foilmark Company or the guarantee by any Foilmark Company of any such obligation (other than Contracts for purchase money indebtedness in an aggregate amount not exceeding $50,000, Contracts evidencing trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any Foilmark Company from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among Foilmark Companies, (v) any Contract involving the licensing or use of Intellectual Property, (vi) any lease of real property as lessee or lessor, (vii) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and that are either (x) terminable by each Foilmark Company that is a party thereto upon not more than sixty (60) days notice without payment or penalty or
(y) has a remaining term of not more than six months from the date of this Agreement and involves payments not in excess of $50,000 per year), and (viii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Foilmark with the SEC as of the date of this Agreement (together with all Contracts referred to in Sections 5.9 and 5.13(a) of this Agreement, the "Foilmark Contracts"). With respect to each Foilmark Contract and except as disclosed in Section 5.14 of the Foilmark Disclosure
Memorandum: (i) the Contract is in full force and effect; (ii) no Foilmark Company is in Default thereunder except for any such Default as would not have a Material Adverse Effect on Foilmark; (iii) no Foilmark Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Foilmark, in Default in any respect, or has repudiated or waived any material provision thereunder. Except as disclosed in Section 5.14 of the Foilmark Disclosure Memorandum, all of the indebtedness of any Foilmark Company for money borrowed is prepayable at any time by such Foilmark Company without penalty or premium.

    5.15 LEGAL PROCEEDINGS. Except as disclosed in Section 5.15 of the Foilmark Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of Foilmark, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Foilmark Company, or against any director, employee or employee benefit plan of any Foilmark Company, or against any Asset, employee benefit plan, interest, or right of any of them, that will have a Material Adverse Effect on Foilmark, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Foilmark Company. Section 5.15 of the Foilmark Disclosure Memorandum contains a summary of all instituted or pending Litigation as of the date of this Agreement to which any Foilmark Company is a party and which names a Foilmark Company as a defendant or cross-defendant.

    5.16 STATEMENTS TRUE AND CORRECT. Foilmark has furnished Holopak with copies of all written Foilmark Contracts, and such copies are true and correct copies of the written Foilmark Contracts as such exist on the date of this Agreement. None of the information supplied or to be supplied by any Foilmark Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Foilmark with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Foilmark Company or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by a Foilmark Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Foilmark and Holopak, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any Foilmark Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

    5.17 ACCOUNTING, TAX AND REGULATORY MATTERS. No Foilmark Company or, to the Knowledge of Foilmark, any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for purchase accounting treatment, the treatment of so-called negative goodwill resulting from the Merger or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section. Foilmark has been advised in writing by its independent accountants (a copy of which letter has been made available to Holopak) to the effect that under generally accepted accounting principles and Regulation S-X promulgated by the SEC, both as in effect on the date hereof, the Merger would be accounted for as a purchase of Holopak by Foilmark and to the extent that the net book value of Holopak exceeds the purchase price, said net book value will be reduced to said purchase price in accordance with such applicable accounting principles.

    5.18 STATE TAKEOVER LAWS. Each Foilmark Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws").

    5.19 CHARTER PROVISIONS. Each Foilmark Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of any Foilmark Company or restrict or impair the ability of Foilmark or any of its Subsidiaries to vote, or otherwise to exercise the Rights of a shareholder with respect to, shares of any Foilmark Company that may be directly or indirectly acquired or controlled by it.

    5.20 MILLENNIUM CAPABILITY. Except as disclosed in Section 5.20 of the Foilmark Disclosure Memorandum, all of Foilmark's technology and all of the technology its customers and vendors use is Year 2000 compliant. For purposes of this Section 5.20, "technology" includes all computer hardware, software and network components; all communications systems and equipment; and all machinery, equipment and devices containing microprocessors. To be "Year 2000 compliant," technology must correctly process date data within and between the 20th and 21st centuries, so that: (a) no value for a calendar date (including 9/9/99) will cause interruptions in normal operation; (b) all manipulations of calendar-related data (dates, durations, days of week, etc.) will produce desired results for all valid date values; (c) date elements in interfaces and data storage permit specifying century to eliminate date ambiguity; (d) for any date element represented without century, the correct is unambiguous for all manipulations involving that element; and (e) the Year 2000 must be recognized as a leap year without interruption to normal operations or generation of erroneous results.

    5.21 THIRD PARTY CONSENTS AND GOVERNMENTAL APPROVALS. Except as set forth in Section 5.21 of the Foilmark Disclosure Memorandum, no Consent, authorization, approval, permit or license of, or filing with, any Regulatory Authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Foilmark.

    5.22 AUTHORITY OF FOILMARK SUB. Foilmark Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware as a wholly-owned Subsidiary of Foilmark. The authorized capital stock of Foilmark Sub shall consist of 1,000 shares of Foilmark Sub Common Stock, all of which is validly issued and outstanding, fully paid and nonassessable and is owned by Foilmark free and clear of any Lien. Foilmark Sub was formed by Foilmark solely for the purpose of engaging in the transactions contemplated by the Agreement. Except as contemplated by this Agreement, Foilmark Sub has not engaged, directly or through any Subsidiary, in business activities of any type or kind whatsoever. Foilmark Sub has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Foilmark Sub. This Agreement represents a legal, valid, and binding obligation of Foilmark Sub, enforceable against Foilmark Sub in accordance with its terms.

    5.23 FAIRNESS OPINION. The Board of Directors of Foilmark has received the written opinion of McFarland Dewey & Co., LLC, to the effect that, as of such date, the consideration to be paid by Foilmark pursuant to the Merger is fair from a financial point of view to the holders of Foilmark Common Stock.

    5.24 ENVIRONMENTAL MATTERS. (a) Except as set forth on Section 5.24 of the Foilmark Disclosure Memorandum, Foilmark has not received any notice from any Person that Foilmark is in violation of any Hazardous Substances Law (as hereinafter defined). Foilmark has obtained all Environmental Permits, and all such Permits are currently in effect for the operation of its business. Except as set forth in the Foilmark Disclosure Memorandum, Foilmark has no knowledge
(i) of any Hazardous Substances (as hereinafter defined) present on, under or about any Asset, and to Foilmark's knowledge no disposal, release, discharge, spillage, uncontrolled loss, seepage or migration of Hazardous Substances has occurred on, under, from or about any Asset, (ii) that any of the Assets violates, or has at any time violated, any Hazardous Substance Laws, and to Foilmark's knowledge, (iii) there is no Hazardous Substance on or from any Asset for which Foilmark has an obligation to undertake any remedial action pursuant to Hazardous Substance Laws or as a result of which Foilmark may be liable to any third party.

        (b) For purposes hereof, "Hazardous Substances" means, without limitation (1) those substances defined as "Hazardous Substances," "Hazardous Wastes," "Toxic Substances", "Hazardous Materials", pollutants or contaminants in or which are otherwise regulated under any Hazardous Substance Law. "Hazardous Substance Law" shall mean the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section90,601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section6901, et seq. ("RCRA"), the Toxic Substances Control Act, as amended, 15 U.S.C. Section2601, et seq., the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section1801 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section651, et seq. (insofar as it relates to employee health and safety in relation to exposure to Hazardous Substances) and any other local, state, federal or foreign laws or regulations related to the protection of public health or the environment (collectively, "Hazardous Substances Laws"); (2) such other substances, materials or wastes as are or become regulated under, or as are classified as hazardous or toxic under Hazardous Substance Laws; and (3) any materials, wastes or substances that can be defined as (A) petroleum products or wastes; (B) asbestos; (C) polychlorinated biphenyls; (D) flammable or explosive; or (E) radioactive.

    5.25  HSR ACT. Foilmark is not controlled by an other entity and has neither
(i) $100 Million in total assets or (ii) $100 Million in annual net sales. For purposes of this Section 5.25, the terms "control", "total assets" and "annual net sales" are used as defined in 16 C.F.R. Sections 801.1(b) and 801.11.

                                   ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF HOLOPAK

Holopak hereby represents and warrants to Foilmark as follows:

    6.1 ORGANIZATION, STANDING, AND POWER. Holopak is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Holopak is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of the Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holopak or prevent or materially delay the consummation of the Merger. Holopak has delivered to Foilmark complete and correct copies of its Certificate of Incorporation and Bylaws, as amended and restated, and the Certificate of Incorporation and Bylaws (or similar organizational documents) of its Subsidiaries.

    6.2 AUTHORITY; NO BREACH BY AGREEMENT.

    (a) Holopak has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Holopak, subject to the approval of this Agreement by the holders of a majority of the outstanding shares of Holopak Common Stock voting at the Holopak Shareholders' Meeting which a quorum is present, which is the only vote of the holders of any class or series of Holopak's capital stock required for approval of this Agreement or under applicable Law and consummation of the Merger by Holopak. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of Holopak, enforceable against Holopak in accordance with its terms.

    (b) Neither the execution and delivery of this Agreement by Holopak, nor the consummation by Holopak of the transactions contemplated hereby, nor compliance by Holopak with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Holopak's or any of its Subsidiaries' Certificate of Incorporation or Bylaws, or (ii) except as disclosed in Section
6.2 of the Holopak Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Holopak Company under, any Contract or Permit of any Holopak Company, except for any such Default, Consent or Lien that would not have a Material Adverse Effect on Holopak, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Holopak Company or any of their respective material Assets.

    (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Holopak of the Merger and the other transactions contemplated in this Agreement.

    6.3 CAPITAL STOCK.

    (a) The authorized capital stock of Holopak consists of (i) 10,000,000 shares of Holopak Common Stock, par value $.01 per share of which 2,593,433 shares are issued and outstanding as of the date of this Agreement, (ii) 2,000,000 shares of Class A Common Stock, par value $.01 per share, of which 753,086 shares are issued and outstanding as of the date of this Agreement;
(iii) 700,000 shares of Class B Common Stock, par value $.01 per share of which no shares are issued and outstanding as of the date of this Agreement, and (iv) 10,000,000 shares of Preferred Stock, par value $.01 per share of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Holopak Capital Stock are and will at the Effective Time be duly and validly issued and outstanding and fully paid and nonassessable and free and clear of all Liens. None of the outstanding shares of capital stock of Holopak has been issued in violation of any preemptive rights of the current or past shareholders of Holopak. Holopak has reserved 300,000 shares of Holopak Common Stock for issuance under the Holopak Stock Plans pursuant to which options to purchase not more than 251,541 shares of Holopak Common Stock have been granted.

    (b) Except as set forth in Section 6.3(a) of this Agreement or as disclosed in Section 6.3 of the Holopak Disclosure Memorandum, there are no shares of capital stock or other equity securities of Holopak outstanding and no outstanding Rights relating to the capital stock of Holopak.

    6.4 HOLOPAK SUBSIDIARIES. Holopak has disclosed in Section 6.4 of the Holopak Disclosure Memorandum each of the Holopak Subsidiaries (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature of conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership). Except as disclosed in Section 6.4 of the Holopak Disclosure Memorandum, Holopak or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Holopak Subsidiary. No capital stock (or other equity interest) of any Holopak Subsidiary is or may become required to be issued (other than to another

Holopak Company) by reason of any Rights, and there are no Contracts by which any Holopak Subsidiary is bound to issue (other than to another Holopak Company) additional shares of its capital stock (or other equity interests) or Rights or by which any Holopak Company is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Holopak Subsidiary (other than to another Holopak Company). There are no Contracts relating to the rights of any Holopak Company to vote or to dispose of any shares of the capital stock (or other equity interests) of any Holopak Subsidiary. All of the shares of capital stock (or other equity interests) of each Holopak Subsidiary held by a Holopak Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Holopak Company free and clear of any Lien. Except as disclosed in
Section 6.4 of the Holopak Disclosure Memorandum, each Holopak Subsidiary is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Holopak Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and each jurisdiction in which it is so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holopak. The minute book and other organizational documents for each Holopak Subsidiary have been made available to Foilmark for its review, and, except as disclosed in Section 6.4 of the Holopak Disclosure Memorandum, are true and correct as in effect as of the date of this Agreement and accurately reflect all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

    6.5 SEC FILINGS; FINANCIAL STATEMENTS.

    (a) Holopak has timely filed and made available to Foilmark all SEC Documents required to be filed by Holopak since January 1, 1994 or such later date as Holopak first filed, or was first obligated to file, such SEC Documents (the "Holopak SEC Reports"). The Holopak SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Holopak SEC Reports or necessary in order to make the statements in such Holopak SEC Reports, in light of the circumstances under which they were made, not misleading. No Holopak Subsidiary is required to file any SEC Documents.

    (b) Each of the Holopak Financial Statements (including, in each case, any related notes) contained in the Holopak SEC Reports, including any Holopak SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except to the extent required by changes to GAAP or as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Holopak and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect, and any pro forma financial information contained in the Joint Proxy Statement/Prospectus on Form S-4 to be filed with the SEC in connection with the merger is not necessarily indicative of the consolidated financial position of Holopak and the Holopak Subsidiaries, as the case may be, as of the respective dates thereof and the consolidated results of operations and cash flows for the period indicated.

    (c) Since November 1, 1988 or the date of organization if later, Holopak and each of its Subsidiaries has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, including but not limited to financial reports filed with foreign governmental agencies. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in any material respect, contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided, however, that to the extent that the foregoing relates to facts or omission regarding Persons other than Holopak and its Affiliates, such representation and warranty is made to Holopak's Knowledge.

    6.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in Section 6.6 of the Holopak Disclosure Memorandum, No Holopak Company has any Liabilities that have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holopak, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Holopak as of March 31, 1998 and September 30, 1998, included in the Holopak Financial Statements or reflected in the notes thereto, or as disclosed in the Holopak Disclosure Memorandum. No Holopak Company has incurred or paid any Liability since September 30, 1998 except for such Liabilities (i) disclosed in the Holopak Disclosure Memorandum or (ii) incurred or paid (A) in the ordinary course of business consistent with past business practice and which have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holopak or (B) in connection with the transactions contemplated by this Agreement. Except as disclosed in Section 6.6 of the Holopak Disclosure Memorandum, no Holopak Company is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person, other than another Holopak Company, for any amount in excess of $50,000.

    6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1998, except as disclosed in the Holopak Financial Statements delivered prior to the date of this Agreement and as disclosed in Section 6.7 of the Holopak Disclosure Memorandum, and from the date hereof until the Effective Time, for those actions permitted pursuant to Section 7.2 hereof with respect to Holopak, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holopak, and (ii) there has not been: (A) any damage, destruction or loss (whether or not covered by insurance) with respect to any Assets of any Holopak Company that has resulted or is reasonably likely to result in a Material Adverse Effect on Holopak, (B) any material change by any Holopak Company in its accounting methods, principles or practices; (C) any increase in the benefits under, or the establishment or amendment of, any material bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any material increase in the compensation payable or to become payable to directors, officers or employees of any Holopak Company, except for increases in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice and the granting of stock options as reflected in Section 6.3 hereof or
(D) take any other actions inconsistent with the actions described in Section
7.2 hereof. Since the date of Holopak's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 as filed with the SEC, there has not been any declaration, setting aside or payment of any dividends or distributions in respect of shares of Holopak Common Stock or the shares of stock of any Holopak Subsidiary or any redemption, repurchase or other reacquisition of any of Holopak's equity securities or any of the equity securities of any Holopak Subsidiary.

    6.8 TAX MATTERS. Except as disclosed in Section 6.8 of the Holopak Disclosure Memorandum:

    (a) Except for such matters as would not have a Material Adverse Effect on Holopak, all Tax Returns required to be filed by or on behalf of any of the Holopak Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired and all Tax Returns filed are complete and accurate in all Material respects. All Taxes shown to be payable on filed Tax Returns have been paid.

To the Knowledge of Holopak, there is no pending or proposed audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the Holopak Financial Statements delivered prior to the date of this Agreement. Holopak's Tax Returns have not been audited by the Internal Revenue Service for any periods since September 27, 1991 but have been audited by all relevant state Tax Authorities as disclosed in Section 6.8 of the Holopak Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. No claim has ever been made by an authority of a jurisdiction where any Holopak Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. No Tax Authority has notified any Holopak Company that it intends to examine or investigate its Tax affairs.

    (b) None of the Holopak Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect. The statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of the Holopak Companies. The Tax Returns of the Holopak Companies for the periods set forth in Section 6.8 of the Holopak Disclosure Memorandum have been examined by the appropriate taxing authorities and no deficiency for any Tax shown on any such audited return has been proposed, asserted or assessed against any Holopak Company that has not been resolved and paid in full.

    (c) The provision for any Taxes due or to become due for any of the Holopak Companies for the period or periods through and including the date of the respective Holopak Financial Statements that has been made and is reflected on such Holopak Financial Statements is sufficient to cover all such Taxes.

    (d) Deferred Taxes of the Holopak Companies have been provided for in accordance with GAAP. No differences exist between the amounts of the book basis and the tax basis of assets (net of liabilities) that are not accounted for by an accrual on the books for federal income tax purposes.

    (e) None of the Holopak Companies is a party to any Tax allocation or sharing agreement and none of the Holopak Companies has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Holopak) or has any Liability for Taxes of any Person (other than Holopak and its Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

    (f) Each of the Holopak Companies is in compliance in all material respects with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

    (g) None of the Holopak Companies has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

    (h) No power of attorney currently in force has been granted by any Holopak Company concerning any Tax matter.

    (i) No Holopak Company has received a Tax Ruling or entered into a Closing Agreement with any Tax Authority that would have a continuing adverse effect after the Closing Date.

    (j) No event, transaction, act or omission has occurred which could result in any Holopak Company becoming liable to pay or to bear any Tax as a transferee, successor or otherwise which is primarily or directed chargeable or attributable to any non-Holopak Company, person or firm. No Holopak Company has actual or contingent liability (whether by reason of any indemnity, warranty or otherwise) to any other person in respect of any actual, contingent or deferred liability of such person for Taxes.

    (k) No Holopak Company has consented (nor will any of them consent prior to the Closing) pursuant to Code Section341(f) to have Code Section341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code Section341(f)(4)) owned by any Holopak Company.

    (l) No property of any Holopak Company is property that it or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section168(f)(8) of the Internal Revenue Code of 1954 (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Code Section168(h).

    (m) No Holopak Company is required to include any adjustment pursuant to Code Section481(a) by reason of a voluntary change in accounting method initiated by the Company, and to the best of the knowledge of each Holopak Company, the IRS has not proposed any such adjustment or change in accounting method.

    (n) No election under Code Section338 (or any predecessor provisions) has been made by any Holopak Company with respect to any of its assets or properties.

    (o) No Holopak Company is subject to any contract, obligation or commitment under which it will or may any time hereafter be or become liable to make any payment (or provide any other amount in money or money's worth) of an expense nature which (in either such case) is not deductible, depreciable or amortizable in full in computing the income of any Holopak Company for the purpose of any Taxes on income or profits to which Holopak or any Subsidiary may be subject, other than any payment relating to the acquisition of assets that are treated as having an indefinite useful life for purposes of the relevant Tax.

    (p) No Holopak Company has disposed of any asset or supplied any service or business facility of any kind including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration to be received for such disposal or supply will be less than the consideration deemed received for Tax purposes.

    (q) The interests of Holopak held by the shareholders of Holopak are not United States real property interests, as defined in Section 897(c)(1) of the Code, as of the date this Agreement is entered into for purposes of Treasury Regulations SectionSection1.897-2(g)(1)(ii), 1.897-2(h)(1)(i) and 1.1445-2(c).
The person signing this Agreement on behalf of Holopak is a responsible corporate officer of Holopak who verified under the penalties of perjury that the above statement is correct to his knowledge and belief. This representation is intended to satisfy Treasury Regulations Section1.1445-2(c) and release Foilmark of any withholding requirements under Section 1445 of the Code. Within 30 days prior to the Effective Time, Holopak will provide Foilmark with a statement that the interests in Holopak held by the shareholders of Holopak are not United States real property interests in accordance with Treasury Regulations SectionSection1.897-2(h)(1)(i) and 1.1445-2(c).

    6.9 ASSETS. Except as disclosed in Section 6.9 of the Holopak Disclosure Memorandum or as disclosed or reserved against in the Holopak Financial Statements delivered prior to the date of this Agreement, the Holopak Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the Holopak Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Holopak's past practices. Section 6.9 of the Holopak Disclosure Memorandum sets forth, as of the date of this Agreement (x) all real property owned by Holopak and its Subsidiaries, singly or in common or joint venture with each other or other entities or individuals, and (y) all real property that Holopak and its Subsidiaries has leased or subleased among themselves or from a third party, singly or in common or joint venture with each other or with other entities or individuals. All items of inventory of the Holopak Companies reflected on the most recent balance sheet included in the Holopak Financial Statements delivered prior to the date of this Agreement and prior to the Effective Time consisted and will consist, as applicable, of items of a quality and quantity usable and saleable in the ordinary course of business and conform to generally accepted standards in the industry in which the Holopak Companies are a part. All Assets which are material to Holopak's business on a consolidated basis, held under leases or subleases by any of the Holopak Companies, are held under valid Contracts enforceable in accordance with their respective terms, and each such Contract is in full force and effect. Section 6.9 of the Holopak Disclosure Memorandum sets forth the scope of coverage of all of Holopak's insurance policies as of the date of this Agreement, the term of each such policy and the premiums relating thereto. None of the Holopak Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 6.9 of the Holopak Disclosure Memorandum, there are presently no claims pending under such policies of insurance and no notices of denial of any material claim have been received by any Holopak Company under such policies within the past twelve months. The Assets of the Holopak Companies include all Assets required to operate the business of the Holopak Companies as presently conducted.

    6.10 INTELLECTUAL PROPERTY. Section 6.10 of the Holopak Disclosure Memorandum sets forth a complete and accurate list of, and a brief description of all Intellectual Property owned, used or licensed by or to Holopak which are used in or necessary for the conduct of Holopak's business, except as to which the absence of which would not have a Material Adverse Effect on Holopak ("Holopak Intellectual Property"). No Person has asserted a claim in writing to Holopak that Holopak has abandoned any Holopak Intellectual Property and, to the Knowledge of Holopak, Holopak has not abandoned any Holopak Intellectual Property free and clear of all liens. Except as disclosed in Section 6.10 of the Holopak Disclosure Memorandum, an Holopak Company owns all right, title and interest in and to or has the lawful right to use the Holopak Intellectual Property free and clear of all Liens. All Holopak Intellectual Property licensed to any Holopak Company is identified as "licensed" in Section 6.10 of the Holopak Disclosure Memorandum. Except as disclosed in Section 6.10 of the Holopak Disclosure Memorandum, use of the Holopak Intellectual Property by any of the Holopak Companies has not to the Knowledge of Holopak misappropriated or infringed on any rights held or owned by any third party, nor has any third party asserted any such claim. Except as disclosed in Section 6.10 of the Holopak Disclosure Memorandum, no Holopak Company is obligated to pay any royalties to any Person (other than another Holopak Company) with respect to any Holopak Intellectual Property. Except as disclosed in Section 6.10 of the Holopak Disclosure Memorandum, every officer or management employee of any Holopak Company is a party to a Contract which requires such officer or management employee to keep confidential any trade secrets, proprietary data, customer information, or other business information of a Holopak Company, and, to the Knowledge of Holopak, no officer is party to, nor to the Knowledge of Holopak has Holopak received any notice of any other management employee being a party to, any Contract with any Person other than a Holopak Company which requires such officer or management employee to assign any interest in any Intellectual Property to any Person other than a Holopak Company or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a Holopak Company. Except as disclosed in Section 6.10 of the Holopak Disclosure Memorandum, no officer of any Holopak Company is party to, nor has Holopak received any notice of any other management employee being a party to, any Contract which restricts or prohibits such officer or management employee from engaging in activities competitive with any Person, including any Holopak Company.

    6.11 COMPLIANCE WITH LAWS. Each Holopak Company has in effect all Permits necessary for it to own, lease, or operate its Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit, except where the failure to possess such Permit or the occurrence of a Default would not have a Material Adverse Effect on Holopak or the Operating Property to which the Permit relates. Except as disclosed in Section 6.11 of the Holopak Disclosure Memorandum, Holopak:

    (a) is not in Default under any of the provisions of its Certificate of Incorporation or By-laws (or other governing instruments);

    (b) is not in Default under any foreign, federal, state or local Laws, Orders, or Permits applicable to its business (including but not limited to any applicable environmental and health laws) or employees conducting its business, except for any Default that would not have a Material Adverse Effect on Holopak or any property owned or operated by Holopak; or

    (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Holopak Company is in Material non-compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces which have not been resolved, (ii) threatening to revoke any Permits, or (iii) requiring any Holopak Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Holopak.

    6.12 LABOR RELATIONS. No Holopak Company is the subject of any Litigation asserting that it or any other Holopak Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Holopak Company to bargain with any labor organization as to wages or conditions of employment, nor is any Holopak Company party to any collective bargaining agreement, nor is there any strike, slowdown, work stoppage or other labor dispute involving any Holopak Company, pending or threatened, or to the Knowledge of Holopak, is there any activity involving any Holopak Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity. Except as set forth on Section 6.12 to the Holopak Disclosure Memorandum, no notification is required to be made to: (i) any governmental entity in connection with the Effectiveness of the Merger and any Holopak facility; or
(ii) federal, state, local or foreign governmental entities in connection with the closing of a Holopak facility.

    6.13 EMPLOYEE BENEFIT PLANS.

    (a) Holopak has listed in Section 6.13 of the Holopak Disclosure Memorandum all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, whether oral or written, including but not limited to, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Holopak Company or any entity required to be aggregated with Holopak under Sections 414(b), (c), (m), or (o) of the Internal Revenue Code or Section 4001 or ERISA (an "ERISA Affiliate") thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Holopak Benefit Plans"). Any of the Holopak Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Holopak ERISA Plan."

    (b) Each Holopak Benefit Plan intended to qualify under Section 401(a) of the Internal Revenue Code is the subject of a favorable unrevoked determination letter issued by the IRS as to its tax-qualified status under the Internal Revenue Code, which determination letter may still be relied upon as to such tax-qualified status, and no circumstances have occurred that would adversely affect the tax-qualified status of such Holopak Benefit Plan.

    (c) Each Holopak Benefit Plan is maintained and operated in all Material respects in compliance with its terms and with the applicable provisions of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holopak. No Holopak Company or ERISA Affiliate has engaged in a transaction with respect to any Holopak Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Holopak Company to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

    (d) No Holopak ERISA Plan is, and no Holopak Company has ever maintained or contributed to, a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code and Section 3(35) of ERISA) or a multiemployer plan within the meaning of Section 3(37) of ERISA.

    (e) Except as disclosed in Section 6.13 of the Holopak Disclosure Memorandum, none of the Holopak Benefit Plans provides, and no Holopak Company or any ERISA Affiliate has any obligation to provide health, medical, life or other non-pension benefits to retired or other former employees, except as specifically required by Section 4980B of the Code or Part 6 of Title I or ERISA, and there are no restrictions on the rights of such Holopak Company to amend or terminate any such Holopak Benefits Plan without incurring any Liability thereunder.

    (f) Except as disclosed in Section 6.13 of the Holopak Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, "excess parachute payment"--within the meaning of Section 280G of the Internal Revenue Code--or otherwise) becoming due to any director or any employee of any Holopak Company or ERISA affiliate from any Holopak Company or ERISA affiliate under any Holopak Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Holopak Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

    (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Holopak Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Holopak Financial Statements to the extent required by and in accordance with GAAP.

    (h) Without limiting the generality of any of the foregoing, with respect to any foreign Holopak Benefit Plan providing pension or comparable benefits, to the extent not reserved for on the December 31, 1998 balance sheet included in the Holopak Financial Statements, the Holopak Disclosure Memorandum includes true and complete copies of estimates of the amount of the liability determined on a projected benefits obligation basis and, where applicable, the underlying actuarial assumptions related to any such Holopak Benefit Plan. With respect to any foreign Holopak Benefit Plan providing termination indemnities, such Holopak Disclosure Memorandum includes true and complete copies of estimates of the amount of the present value of any liability, if such liability cannot be determined on a projected benefits obligation basis.

    (i) There is no suit, action, dispute, claim, arbitration or legal, administrative or other proceeding or governmental investigation pending, or to the knowledge of Holopak threatened, alleging any breach of the terms of any such Holopak Benefit Plan or of any fiduciary duties thereunder or violation of any applicable Law with respect to any such Holopak Benefit Plan.

    (j) Current copies of all Holopak Benefit Plans (and, if applicable, related trust or other funding arrangements, including but not limited to insurance contracts), and all amendments, supplements and modifications thereto and written interpretations thereof (including summary plan descriptions) have been furnished to Foilmark, together with (1) the two most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such Holopak Benefit Plan, and (2) the most recent actuarial valuation prepared in connection with any such Holopak Benefit Plan.

    6.14 MATERIAL CONTRACTS. Except as disclosed in Section 6.14 of the Holopak Disclosure Memorandum or otherwise reflected in the Holopak Financial Statements, none of the Holopak Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for payments to any Person, except for Contracts referred to in Section 6.13(a) of this Agreement and unwritten Contracts with respect to the employment of hourly personnel terminable at will or upon statutorily required notice, (ii) any Contract relating to the borrowing of money by any Holopak Company or the guarantee by any Holopak Company of any such obligation (other than Contracts for purchase money indebtedness in an aggregate amount not exceeding $50,000, Contracts evidencing trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any Holopak Company from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among Holopak Companies, (v) any Contract involving the licensing or use of Intellectual Property, (vi) any lease of real property as lessee or lessor, (vii) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and that are either (x) terminable by each Holopak Company that is a party thereto upon not more than sixty (60) days notice without payment or penalty or (y) has a remaining term of not more than six months from the date of this Agreement and involves payments not in excess of $50,000 per year, and (viii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Holopak with the SEC as of the date of this Agreement (together with all Contracts referred to in Sections 6.9 and 6.14(a) of this Agreement, the "Holopak Contracts"). With respect to each Holopak Contract and except as disclosed in Section 6.14 of the Holopak Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no Holopak Company is in Default thereunder except for any such Default as would not have a Material Adverse Effect on Holopak; (iii) no Holopak Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Holopak, in Default in any respect, or has repudiated or waived any material provision thereunder. Except as disclosed in Section 6.14 of the Holopak Disclosure Memorandum, all of the indebtedness of any Holopak Company for money borrowed is prepayable at any time by such Holopak Company without penalty or premium.

    6.15 LEGAL PROCEEDINGS. Except as disclosed in Section 6.15 of the Holopak Disclosure Memorandum there is no Litigation instituted or pending, or, to the Knowledge of Holopak, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Holopak Company, or against any director, employee or employee benefit plan of any Holopak Company, or against any Asset, employee benefit plan, interest, or right of any of them, that will have, individually or in the aggregate, a Material Adverse Effect on Holopak, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Holopak Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Holopak. Section 6.15 of the Holopak Disclosure Memorandum contains a summary of all instituted or pending litigation as of the date of this Agreement to which any Holopak Company is a party and which names a Holopak Company as a defendant or non-defendant.

    6.16 STATEMENTS TRUE AND CORRECT. Holopak has furnished Foilmark with copies of all written Holopak Contracts, and such copies are true and correct copies of the written Holopak Contracts as such exist on the date of this Agreement. None of the information supplied or to be supplied by any Holopak Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Foilmark with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Holopak Company or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by any Holopak Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Foilmark and Holopak, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any Holopak Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

    6.17 ACCOUNTING, TAX AND REGULATORY MATTERS. No Holopak Company or, to the Knowledge of Holopak, any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for purchase accounting treatment, the treatment of any so-called negative goodwill resulting from the Merger or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

    6.18 STATE TAKEOVER LAWS. Each Holopak Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws").

    6.19 CHARTER PROVISIONS. Each Holopak Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of any Holopak Company or restrict or impair the ability of Holopak or any of its Subsidiaries to vote, or otherwise to exercise the Rights of a shareholder with respect to, shares of any Holopak Company that may be directly or indirectly acquired or controlled by it.

    6.20 MILLENNIUM CAPABILITY. Except as disclosed in Section 6.20 of the Holopak Disclosure Memorandum, all of Holopak's technology and all of the technology its customers and vendors use is Year 2000 compliant. For purposes of this Section 6.20, "technology" includes all computer hardware, software and network components; all communications systems and equipment; and all machinery, equipment and devices containing microprocessors. To be "Year 2000 compliant," technology must correctly process date data within and between the 20th and 21st centuries, so that: (a) no value for a calendar date (including 9/9/99) will cause interruptions in normal operation; (b) all manipulations of calendar-related data (dates, durations, days of week, etc.) will produce desired results for all valid date values; (c) date elements in interfaces and data storage permit specifying century to eliminate date ambiguity; (d) for any date element represented without century, the correct is unambiguous for all manipulations involving that element; and (e) the Year 2000 must be recognized as a leap year without interruption to normal operations or generation of erroneous results.

    6.21 THIRD PARTY CONSENTS AND GOVERNMENTAL APPROVALS. Except as set forth in
Section 6.21 of the Holopak Disclosure Memorandum, no Consent, authorization, approval, permit or license of, or filing with, any Regulatory Authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Holopak.

    6.22 FAIRNESS OPINION. The Board of Directors of Holopak has received the written opinion of Schroder & Co., Inc., to the effect that, as of such date, the consideration to be paid by Foilmark pursuant to the Merger is fair from a financial point of view to the holders of Holopak Common Stock.

    6.23 ENVIRONMENTAL MATTERS. (a) Except as set forth on Section 6.23 of the Holopak Disclosure Memorandum, Holopak has not received any notice from any Person that there exists any violation of any Hazardous Substances Law (as hereinafter defined). Holopak has obtained all Environmental Permits and any such Permits are currently in effect for the operation of its business. Except as set forth in the Holopak Disclosure Memorandum, Holopak has no knowledge (i) of any Hazardous Substances (as hereinafter defined) present on, under or about any Asset, and to Holopak's knowledge, no disposal, release, discharge, spillage, uncontrolled loss, seepage or migration of Hazardous Substances has occurred on, under, from, or about any Asset, (ii) that any of the Assets violates, or has any time violated, any Hazardous Substance Laws, and to Holopak's knowledge, (iii) there is no Hazardous Substance on or from any Asset for which Holopak has no obligation to undertake any remedial action pursuant to Hazardous Substance Laws or as a result of which Holopak may be liable to any third party.

    (b) For purposes hereof, "Hazardous Substances" means, without limitation
(1) those substances defined as "Hazardous Substances," and "Hazardous Wastes," "Toxic Substances", "Hazardous Materials", pollutants or contaminants in or which are otherwise regulated under any Hazardous Substance Law. "Hazardous Substance Law" shall mean the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section90,601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section6901, et seq. ("RCRA"), the Toxic Substances Control Act, as amended, 15 U.S.C. Section2601, et seq., the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section1801 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section651, et seq. (insofar as it relates to employee health and safety in relation to exposure to Hazardous Substances) and any other local, state, federal or foreign laws or regulations related to the protection of public health or the environment (collectively, "Hazardous Substances Laws"); (2) such other substances, materials or wastes as are or become regulated under, or as are classified as hazardous or toxic under Hazardous Substance Laws; and (3) any materials, wastes or substances that can be defined as (A) petroleum products or wastes; (B) asbestos; (C) polychlorinated biphenyls; (D) flammable or explosive; or (E) radioactive.

    6.24 HSR ACT. Holopak is not controlled by an other entity and has neither
(i) $100 Million in total assets or (ii) $100 Million in annual net sales. For purposes of this Section 6.24, the terms "control", "total assets" and "annual net sales" are used as defined in 16 C.F.R. Sections 801.1(b) and 801.11.

                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

    7.1 AFFIRMATIVE COVENANTS OF FOILMARK AND HOLOPAK. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each of Foilmark and Holopak shall and shall cause each of its respective Subsidiaries to (a) operate its business in the usual, regular, and ordinary course, (b) use its reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, and (c) use their respective best efforts to take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of this Agreement, or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

    7.2 NEGATIVE COVENANTS OF FOILMARK AND HOLOPAK. Except as disclosed in the respective Foilmark or Holopak Disclosure Memorandum, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, except as contemplated by this Agreement, each of Foilmark and Holopak covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed:

        (a) amend its Certificate of Incorporation, Bylaws or other governing instruments or the governing instruments of any Subsidiary (except an amendment to the Certificate of Incorporation of Foilmark to increase its authorized Common Stock to 15,000,000 Shares); or

        (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness under its existing credit line as disclosed on the Holopak Disclosure Memorandum and

    Foilmark Disclosure Memorandum or, in the case of Foilmark, indebtedness between Foilmark Companies that are wholly-owned subsidiaries of a Foilmark Company or, in the case of Holopak, indebtedness between Holopak Companies that are wholly-owned subsidiaries of a Holopak Company, in excess of an aggregate of $50,000 on a consolidated basis except in the ordinary course of the business consistent with past practices, or impose, or suffer the imposition, on any Asset of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the Foilmark Disclosure Memorandum or Holopak Disclosure Memorandum); or

        (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of its own capital stock or the capital stock of any Subsidiary, or declare or pay any dividend or make any other distribution in respect of it's capital stock; or

        (d) except pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the Foilmark Disclosure Memorandum or Holopak Disclosure Memorandum, or except pursuant to the conversion of all shares of Holopak Class A Common Stock to Holopak Common Stock, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of any capital stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

        (e) adjust, split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of any capital stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any Subsidiary or any Asset having a book value in excess of $25,000 other than in the ordinary course of business for reasonable and adequate consideration; or

        (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of one year or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or
    (iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

        (g) grant any increase in compensation or benefits to any employees or officers, including but not limited to any employees or officers of a Subsidiary, except in accordance with past practice as disclosed in the Foilmark Disclosure Memorandum or the Holopak Disclosure Memorandum, or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in the Foilmark Disclosure Memorandum or the Holopak Disclosure Memorandum; and enter into or amend any severance agreements with any employees or officers, including but not limited to any employees or officers of a Subsidiary; grant any material increase in fees or other increases in compensation or other benefits to directors of such Party or any Subsidiary except in accordance with past practice disclosed in the Foilmark Disclosure Memorandum or the Holopak Disclosure Memorandum, or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

        (h) enter into or amend any employment Contract with any Person (unless such amendment is required by Law and except for increases in compensation or benefits in accordance with past practice as disclosed in the Foilmark Disclosure Memorandum or the Holopak Disclosure Memorandum) that the Party does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time or upon statutorily required notice;

        (i) purchase or sell any real property or other material Asset or enter into any agreement to purchase or sell the same in an amount in excess of $35,000 individually, or $250,000 in the aggregate;

        (j) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or any agreement relating to an Acquisition Proposal (other than as expressly permitted by this Agreement);

        (k) adopt any new employee benefit plan or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

        (l) make any change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

        (m) commence any Litigation, settle any Litigation in excess of $50,000 individually, or $200,000 in the aggregate, involving any Liability for money damages or restrictions upon the operations of such Party or any of its Subsidiaries; or

        (n) enter into, terminate or materially modify or amend any Contract (including with respect to any capital expenditures) involving the payment of $35,000 individually, or $250,000 in the aggregate, or more, or waive, release, compromise or assign any material rights or claims, except for purchases of inventory in the ordinary course of business under existing Contracts without alteration or amendment; or

        (o) authorize any of, or commit or agree to any of, the foregoing.

    7.3 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

    7.4 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in light of the circumstances under which they were made, or necessary in order to make the statements therein not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

    8.1 REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL. As soon as practicable after execution of this Agreement, Foilmark shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Foilmark Common Stock upon consummation of the Merger. Holopak shall cooperate in the preparation and filing of the Registration Statement and each Party shall furnish to the other Party all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. Each of Foilmark and Holopak shall call a special Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon adoption of this Agreement, approval of the Merger and other transactions contemplated by this Agreement, and such other related matters as it deems appropriate. In connection with the Shareholders' Meetings, (i) Foilmark and Holopak shall prepare and file with the SEC a Joint Proxy Statement and mail such Joint Proxy Statement to their respective shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Joint Proxy Statement, (iii) the Board of Directors of Foilmark and Holopak shall recommend to their respective shareholders the adoption or approval of this Agreement (provided, that either Board of Directors of Foilmark or Holopak may withdraw, modify or change its recommendation, if, after having consulted with outside counsel it has determined in good faith that the making of such recommendation, or the failure to withdraw, modify or change its recommendation, would constitute a breach of fiduciary duties of the members of such Board of Directors to their respective shareholders under applicable law), and (iv) the Board of Directors and officers of Foilmark and Holopak shall use their reasonable efforts to obtain such shareholders' adoption or approval (PROVIDED THAT no such efforts shall be required by the Board of Directors and officers of Holopak or Foilmark, as the case may be, if after having consulted with outside counsel the Board of Directors of Holopak or Foilmark, as the case may be, determines in good faith that the taking of such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to their respective shareholders under applicable law). Holopak and Foilmark shall make all necessary filings with respect to the Merger under the Securities Laws.

    8.2 EXCHANGE LISTING. Foilmark shall use its best efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of Foilmark Common Stock to be issued to the holders of Holopak Common Stock pursuant to the Merger, and Foilmark shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

    8.3 APPLICATIONS; ANTITRUST NOTIFICATION. Holopak and Foilmark shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. To the extent required by the HSR Act, each of the Parties will within fifteen business days of the date hereof file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may be reasonably requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. The fees to be paid in connection with any such filing under the HSR Act shall be shared equally by the Parties. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

    8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Foilmark, Foilmark Sub and Holopak shall execute and file the Certificates of Merger with the Secretary of State of the State of Delaware in connection with the Closing.

    8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable best efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that nothing in this Agreement shall obligate either Holopak, Foilmark or their respective Subsidiaries to sell, transfer or otherwise dispose of any of their respective Assets to cause a termination of the waiting period under the HSR Act or to obtain any other approval under this Agreement.

    8.6 INVESTIGATION AND CONFIDENTIALITY.

    (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

    (b) In addition to the Parties' respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and readopted, and incorporated by reference herein, each Party shall, and shall direct its directors, officers, employees, representatives and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

    8.7 PRESS RELEASES. Prior to the Effective Time, Foilmark and Holopak shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

    8.8 NO-SOLICITATION. (a) Unless this Agreement is terminated in accordance with the terms hereof, Holopak, Foilmark and their respective Subsidiaries shall not, nor shall any of Holopak, Foilmark or any of their respective Subsidiaries, direct any of their respective officers, directors, employees, representatives, agents or Affiliates (including, without limitation, any investment banker, attorney or accountant retained by Holopak or Foilmark or any of their respective Subsidiaries), to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing non-public information), or enter into, or maintain or continue discussions or negotiate with any Person in furtherance of, an Acquisition Transaction (as defined below); PROVIDED, HOWEVER, that nothing herein shall prohibit the Board of Directors of Holopak or Foilmark, as the case may be, from furnishing information to, or entering into discussions or negotiations with, any Person (other than an Affiliate of Holopak or Foilmark, as the case may be) that makes an unsolicited written proposal for an Acquisition Transaction after the date hereof, if the Board of Directors of Holopak or Foilmark, as the case may be, after consultation with and based upon the advice of outside legal counsel, determines in good faith that the failure to engage in such negotiations or discussions, or to disclose such non-public information, would be a breach of the Board of Directors of Holopak's or Foilmark's, as the case may be, fiduciary duties under applicable Law, and prior to taking such action, Holopak or Foilmark, as the case may be, provides written notice to the other within twenty-four (24) hours of receipt of any such proposal to the effect that it is taking such action (which notice shall identify the nature and material terms of the proposal). Holopak or Foilmark, as the case may be, shall promptly deliver to the other a copy of any Acquisition Transaction Proposal and promptly notify the other of any indication that any Person is considering making an Acquisition Transaction Proposal or of any request for non-public information relating to Holopak or Foilmark, as the case may be, or their respective subsidiaries, or for access to the properties, books or records of Holopak or Foilmark, as the case may be, or their respective Subsidiaries, by any Person that may be considering making, or has made, an Acquisition Transaction Proposal and shall keep the other fully and timely informed of the status of the same.

    (b) For purposes of this Agreement, "ACQUISITION TRANSACTION" shall mean a transaction involving any of the following (other than the transactions contemplated by the Agreement with Foilmark or Holopak) involving Foilmark (or any of its Subsidiaries) or Holopak (or any of its Subsidiaries), as the case may be: (v) any direct or indirect acquisition or purchase of more than 20% of any class of equity securities of Foilmark or Holopak, as the case may be; (w) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction involving Foilmark or Holopak, as the case may be; (x) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of any Assets (other than immaterial assets or the sale of inventory in the ordinary course of business) of Foilmark (or any of its Subsidiaries) or Holopak (or any of its Subsidiaries) in a single transaction or series of related transactions; or (y) any tender offer or exchange offer for twenty-five percent (25%) or more of the outstanding shares of Foilmark Capital Stock or Holopak Capital Stock. An "ACQUISITION TRANSACTION PROPOSAL" means any offer or proposal for, or any indication of interest in, an Acquisition Transaction. Nothing contained herein shall prohibit Holopak or Foilmark, as the case may be, from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the stockholders of Holopak or Foilmark, as the case may be, or making such disclosure as, in each case, may be required under applicable law; PROVIDED that the Board of Directors of Holopak or Foilmark, as the case may be, shall not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Transaction Proposal except as expressly permitted above. Each of Holopak and Foilmark agrees not to, in connection with an Acquisition Transaction Proposal, (x) furnish any information to any third party unless such third party signs a confidentiality agreement no less favorable to Holopak or Foilmark, as the case may be, than the Confidentiality Agreement signed by Holopak and Foilmark, and (y) release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Holopak or Foilmark, as the case may be, is a party, unless the Board of Directors of Holopak or Foilmark, as the case may be, shall have determined in good faith, after consultation with and based upon the advice of outside legal counsel, that failing to release such third party or waive such provisions would be a breach of, or would be inconsistent with, the fiduciary duties of the Board of Directors of Holopak or Foilmark, as the case may be, under applicable law.

    8.9 STATE TAKEOVER LAWS. Each Holopak Company and each Foilmark Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law.

    8.10 CHARTER PROVISIONS. Each Foilmark Company and each Holopak Company shall take all necessary action to provide that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any Rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of any such Foilmark Company or Holopak Company, respectively.

    8.11 INDEMNIFICATION AND INSURANCE.

    (a) Foilmark, Foilmark Sub and Holopak agree that all rights (legal and contractual) to indemnification and limitations on liability for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors, officers, employees, representatives and agents, including persons who become directors or officers after the date hereof and prior to the Effective Time (the "Indemnified Parties") of Foilmark, Holopak and their respective Subsidiaries as provided in their respective Certificates of Incorporation or Bylaws (or similar organizational documents), or any agreement for indemnification by Holopak and Foilmark or any of their respective Subsidiaries of any Indemnified Person in effect on the date hereof and disclosed on Section 8.11 of the Holopak Disclosure Memorandum or Foilmark Disclosure Memorandum, as the case may be, shall survive the Merger and shall continue in full force and effect in accordance with their respective terms.

    (b) For six years from the Effective Time, Foilmark shall and shall cause the Surviving Corporation to, maintain in effect the policies of directors' and officers' liability insurance currently in effect for Holopak covering those persons who are currently covered by such policies (copies of which have been heretofore delivered to Foilmark) or, in lieu of maintaining such insurance, Foilmark shall cause coverage to be provided under any policy maintained for the benefit of such persons otherwise obtained by Foilmark, so long as the terms thereof are no less advantageous to such persons than those of such persons' current policy; provided, however, that in no event shall Foilmark be required to expend in any one year an amount in excess of 250% of the annual premiums currently paid by Holopak for such insurance, which Holopak represents is $33,075; and, provided further, that if the annual premiums of such insurance coverage exceed such amount, Foilmark shall be obligated to obtain a policy with the greatest coverage available for a cost as least equal to such amount. Foilmark shall, and shall cause the Surviving Corporation to, advance all expenses to any Indemnified Person incurred by enforcing the indemnity or other obligations provided for in this Section.

    (c) This Section 8.11 shall survive the consummation of the Merger at the Effective Time, is intended to benefit Foilmark, Foilmark Sub, Holopak and the Indemnified Parties, and shall be binding on all of their respective successors and assigns.

    8.12 NO RECOURSE. Notwithstanding any of the terms of provisions of this Agreement, (i) Holopak agrees that neither it nor any person acting on its behalf may assert any claims or cause of actions against any officer or director of Foilmark Sub or Foilmark or any stockholder of Foilmark and (ii) Foilmark and Foilmark Sub agree that neither of them nor any person acting on their behalf may affect any claim or cause of action against Holopak or any officer or director of Holopak or any stockholder of Holopak in connection with or arising out of this Agreement or the transactions contemplated hereby, including the breach or alleged breach of any representation or warranty made by Holopak herein.

    8.13 CONVERSION OF NON-VOTING STOCK. As soon as practicable following the execution and delivery of this Agreement, and, in any event, prior to the record date for the Holopak Shareholder's Meeting, all shares of Holopak Class A Common Stock shall have been converted into shares of Holopak Common Stock.

    8.14 CREDIT FACILITIES. Following the Effective Time, Foilmark shall review its existing credit agreements, and facilities, and following such review, shall consider refinancing its existing bank debt with bank debt provided by Fleet and/or Corestates.

    8.15 FILING OF S-8. Promptly following the Effective Time, Foilmark shall file with the SEC a registration statement on Form S-8 (or any successor form) with respect to shares of Foilmark Common Stock underlying the 125,000 options granted pursuant to Sections 9.2(n) and 9.3(i) hereof to those persons set forth on Exhibits 9.2(n) and 9.3(i).

    8.16 ENVIRONMENTAL REPORT. On and after the execution and delivery of this Agreement and up to and including the Effective Time, Holopak shall have provided to Foilmark any additional Remedial Action Progress Reports with respect to the condition of the property located at 9 Cotters Lane, New Brunswick, New Jersey.

    8.17 EMPLOYMENT AGREEMENT. As soon as practicable following the execution and delivery of this Agreement, Foilmark shall offer to enter into an Employment Agreement with Frank J. Olsen, Jr. to be effective as of the Effective Time in substantially the form attached hereto as Exhibit 8.17.

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived pursuant to Section 11.6 of this
    Agreement:

    (a) SHAREHOLDER APPROVAL. The shareholders of each of Foilmark and Holopak shall have duly adopted or approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, and by the rules of the NASD.

    (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of Foilmark or Holopak would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or restriction been known, would not, in its reasonable judgment, have entered into this Agreement.

    (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party except where such Default would not have a Material Adverse Effect on such party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Foilmark or Holopak would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or restriction been known, would not, in its reasonable judgment, have entered into this Agreement.

    (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

    (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws, or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Foilmark Common Stock issuable pursuant to the Merger shall have been received.

    (f) EXCHANGE LISTING. The shares of Foilmark Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

    (g) TAX MATTERS. Each Party shall have received a written opinion of its counsel, in form reasonably satisfactory to such Party (the "Tax Opinions"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Holopak Common Stock for Foilmark Common Stock will not give rise to gain or loss to the shareholders of Holopak with respect to such exchange (except to the extent of any cash received), and (iii) none of Foilmark, Foilmark Sub or Holopak will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under
       Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Foilmark and Holopak reasonably satisfactory in form and substance to such counsel.

    (h) DISSENTING SHAREHOLDERS. Immediately prior to the Effective Time holders of not more than ten percent (10%) in the aggregate of all shares of Holopak Common Stock shall not have demanded appraisal pursuant to the DGCL.

    (i) VOTING AGREEMENT. Foilmark and certain holders of Foilmark Common Stock as of the date hereof and certain holders of Holopak Common Stock who will become as of the Effective Time holders of Foilmark Common Stock shall have entered into a Voting Agreement substantially in the form attached hereto as Exhibit 9.1(i) (the "Voting Agreement"), which shall provide, among other things, for the Board of Directors of Foilmark to establish, immediately following the Effective Time, three committees of the Board of Directors, an Executive Committee, a Compensation Committee, and an Audit Committee, each of which consist of members as set forth in the Voting Agreement.

9.2 CONDITIONS TO OBLIGATIONS OF HOLOPAK. The obligations of Holopak to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Holopak pursuant to Section 11.6(a) of this
    Agreement:

    (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Foilmark set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Foilmark set forth in Section 5.3 of this Agreement shall be true and correct. There shall not exist (i) inaccuracies in the representations and warranties of Foilmark set forth in this Agreement or
       (ii) breaches of agreements and covenants of Foilmark set forth in this Agreement, such that the aggregate effect of such inaccuracies or breaches would have or be reasonably likely to have, a Material Adverse Effect on Foilmark; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

    (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Foilmark to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

    (c) CERTIFICATES. Foilmark shall have delivered to Holopak (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.2 of this Agreement as relates to Foilmark and in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Foilmark's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Holopak and its counsel shall request.

    (d) OPINION OF COUNSEL. Holopak shall have received an opinion of Hinckley, Allen & Snyder, counsel to Foilmark, dated as of the Closing, in form and substance reasonably satisfactory to Holopak and its counsel.

    (e) ACCOUNTANT'S LETTERS. Holopak shall have received from KMPG Peat Marwick "comfort" letters containing language customarily obtained for registration statements in connection with the registration of equity securities on Form S-4 dated not more than five days prior to (i) the date of the Joint Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding Foilmark, in form and substance reasonably satisfactory to Holopak.

    (f) FAIRNESS OPINION. Holopak shall have received from Schroder & Co., Inc. a letter, dated not more than five business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be received by Holopak shareholders in connection with the Merger is fair, from a financial point of view, to such shareholders.

    (g) STOCK OPTIONS. The compensation or other relevant committee of Foilmark's Board of Directors shall have taken, or caused to be taken, all actions, and done, or cause to be done, all things necessary, proper, or advisable to effect the conversion of all Holopak Options into rights with respect to Foilmark Common Stock, as contemplated by Section 3.4 hereof without any other change in the terms of stock options, stock appreciation or other similar rights granted under the Foilmark Stock Plans, including, but not limited to, any acceleration of the vesting under the Foilmark Stock Plans.

    (h) AMENDMENT OF BY-LAWS; BOARD COMPOSITION. Foilmark shall have amended its By-Laws to establish the size of its Board of Directors to ten (10). Foilmark shall have received the resignations of certain Foilmark directors and the Board of Directors or stockholders of Foilmark shall have taken all necessary action to elect certain nominees to the Board of Directors of Foilmark selected by Holopak, so that the Foilmark Board of Directors immediately after the Effective Time will consist of five (5) directors nominated by Foilmark and five (5) directors nominated by Holopak of which Robert J. Simon shall be the Chairman.

    (i) MATERIAL ADVERSE CHANGES. There shall have been no Material Adverse Change in the condition (financial or otherwise), operations, assets or business of Foilmark since the date of this Agreement.

    (j) REGISTRATION RIGHTS AGREEMENT. Foilmark shall have entered into a Registration Rights Agreement in substantially the form attached hereto as Exhibit 9.2(j) dated as of the Effective Time (the "Registration Rights Agreement") with Bradford Venture Partners, L.P. ("Bradford"), Overseas Private Investor Partners and certain other holders of Holopak Common Stock as Bradford and Foilmark shall mutually and reasonably agree in writing.

    (k) MINTZ CONSENT. Foilmark shall have obtained the written Consent of Leonard Mintz reasonably satisfactory to Holopak to the grant of registration rights to Bradford in accordance with the Registration Rights Agreement.

    (l) TERMINATION OF VOTING AGREEMENTS. A Voting Agreement entered into as of November 17, 1994 by and among certain shareholders of Foilmark with regard to the election of directors, and an agreement dated as of August 21, 1995 pursuant to an Asset Purchase Agreement of the same date by and among Foilmark, Steven Meredith and Kenneth Harris with regard to the election of one director of Foilmark shall have been terminated.

    (m) CONSULTING AGREEMENT. Foilmark shall have delivered a guarantee in a form reasonably acceptable to Bradford Associates pursuant to which Foilmark agrees to guarantee the payments of Foilmark Sub under a Consulting Agreement, dated as of October 1, 1991, and amended as of the date hereof, by and among Holopak, Transfer Point Foils, Inc. and Bradford Associates.

    (n) OPTION GRANTS. Foilmark shall have caused its Board of Directors (or a committee thereof) to grant stock options to purchase an aggregate of Sixty Two Thousand Five Hundred (62,500) shares of Foilmark Common Stock under the Foilmark Amended and Restated 1996 Stock Option Plan (or such other Foilmark Stock Option Plan with reasonably similar terms and provisions as shall be agreed upon in writing by Foilmark and Holopak) to the persons set forth on Exhibit 9.2 (n) in the respective amounts set forth opposite their names.

    (o) ANCILLARY AGREEMENTS/OFFERS OF EMPLOYMENT. (i) Foilmark shall have offered to enter into a Consulting Agreement with James L. Rooney, dated as of the Effective Time, on such terms as set forth on the form attached hereto as Exhibit 9.2(o)(i) and in form and substance reasonably satisfactory to Holopak and its counsel; (ii) Foilmark shall have offered to enter into an Employment Agreement with J.T. Webb, dated as of the Effective Time, on such terms as set forth on the form attached hereto as
       Exhibit 9.2(o)(ii) and in form and substance reasonably satisfactory to Holopak and its counsel; (iii) Foilmark shall have offered to enter into an Employment Agreement with Arthur Karmel, dated as of the Effective Time, on such terms as set forth on the form attached hereto as Exhibit 9.2(o)(iii) and in form and substance reasonably satisfactory to Holopak and its counsel; and (iv) Foilmark shall have entered into Indemnification Agreements in a form reasonably acceptable to Foilmark and Holopak, with each of the persons set forth on Exhibit 9.2(o)(iv).

9.3 CONDITIONS TO OBLIGATIONS OF FOILMARK. The obligations of Foilmark to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Foilmark pursuant to Section 11.6(b) of this
    Agreement:

    (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Holopak set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Holopak set forth in Section 6.3 of this Agreement shall be true and correct. There shall not exist inaccuracies in the representations and warranties of Holopak set forth in this Agreement (including the representations and warranties set forth in Sections 6.3.) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Holopak; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

    (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Holopak to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

    (c) CERTIFICATES. Holopak shall have delivered to Foilmark (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.3 of this Agreement as relates to Holopak and in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Holopak's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Foilmark and its counsel shall request.

    (d) OPINION OF COUNSEL. Foilmark shall have received an opinion of Battle Fowler LLP, counsel to Holopak, dated as of the Effective Time, in form and substance reasonably acceptable to Foilmark and its counsel.

    (e) ACCOUNTANT'S LETTERS. Foilmark shall have received from Deloitte & Touche "comfort" letters containing language customarily obtained for registration statements in connection with the registration of equity securities on Form S-4 dated not more than five days prior to (i) the date of the Joint Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding Holopak, in form and substance reasonably satisfactory to Foilmark, which letters shall be based upon customary specified procedures undertaken by such firm.

    (f) FAIRNESS OPINION. Foilmark shall have received from McFarland Dewey & Co., L.L.C. a letter, dated not more than five business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be received by Foilmark shareholders in connection with the Merger is fair, from a financial point of view, to such shareholders.

    (g) STOCK OPTIONS. The compensation or other relevant committee of Holopak's Board of Directors shall have taken, or caused to be taken, all actions, and done, or cause to be done, all things necessary, proper, or advisable to effect the conversion of all Holopak Options into rights with respect to Foilmark Common Stock, as contemplated by Section 3.4 hereof, without any other change in the terms of the Holopak Options.

    (h) MATERIAL ADVERSE CHANGES. There shall have been no Material Adverse Change in the Condition (financial or otherwise), operations, assets or business of Holopak since the date of this Agreement.

    (i) OPTION GRANTS. Foilmark shall have caused its Board of Directors (or a committee thereof) to grant stock options to purchase an aggregate of Sixty Two Thousand Five Hundred (62,500) shares of Foilmark Common Stock under the Foilmark Amended and Restated 1996 Stock Option Plan (or such other Foilmark Stock Option Plan with reasonably similar terms and provisions as shall be agreed upon in writing by Foilmark and Holopak) to the persons set forth on Exhibit 9.3(i) in the respective amounts set forth opposite their names.

    (j) ANCILLARY AGREEMENTS/OFFERS OF EMPLOYMENT. Foilmark shall have entered into Indemnification Agreements in a form reasonably acceptable to Foilmark and Holopak with each of the persons listed on Exhibit 9.3(j).

    (k) AFFILIATE LETTERS. Foilmark shall have received from all persons who, to the Knowledge of Holopak, as of the date of this Agreement are, or who prior to the Effective Time become, "affiliates" of Holopak for purposes of Rule 145 under the 1933 Act, to deliver to Foilmark a letter identifying that such persons may be deemed "affiliates" for purposes of Rule 145 under the 1933 Act.

                                   ARTICLE 10
                                  TERMINATION

    10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the adoption or approval of this Agreement by the shareholders of Foilmark and Holopak or both, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

        (a) By mutual consent of the Board of Directors of Holopak and the Board of Directors of Foilmark; or

        (b) By the Board of Directors of either Party in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

        (c) By the Board of Directors of either Party in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

        (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Foilmark or Holopak fail to adopt or approve this Agreement and the transactions contemplated hereby as required by the applicable laws of Delaware and the rules of the NASD at the Shareholders' Meetings where the transactions were presented to such shareholders for adoption or approval and voted upon; or

        (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by April 30, 1999, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

        (f) By the Board of Directors of either Party in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

        (g) By the Board of Directors of Holopak, as a result of Foilmark having entered into an agreement or an agreement in principle with respect to any Acquisition Transaction (and Holopak is not in breach of the Agreement); or

        (h) By the Board of Directors of Holopak, as a result of the Board of Directors of Foilmark having withdrawn or materially modified its approval or recommendation of the Merger to its stockholders (and Holopak is not in breach of the Agreement); or

        (i) By the Board of Directors of Holopak, as a result of a public announcement by Foilmark that Foilmark intends to enter into an agreement with respect to an Acquisition Transaction Proposal (and Holopak is not in breach of the Agreement); or

        (j) By the Board of Directors of Foilmark, as a result of Holopak having entered into an agreement or an agreement in principle with respect to any Acquisition Transaction (and Foilmark is not in breach of the Agreement); or

        (k) By the Board of Directors of Foilmark, as a result of the Board of Directors of Holopak having withdrawn or materially modified its approval or recommendation of the Merger to its stockholders (and Foilmark is not in breach of the Agreement); or

        (l) By the Board of Directors of Foilmark, as a result of a public announcement by Holopak that Holopak intends to enter into an agreement with respect to an Acquisition Transaction Proposal (and Foilmark is not in breach of the Ageement).

    10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 10.2, 8.6(b) and 11.2 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

    10.3 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the Parties shall not survive the Effective Time.

                                   ARTICLE 11
                                 MISCELLANEOUS

    11.1 DEFINITIONS.

    (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

    "1933 ACT" shall mean the Securities Act of 1933, as amended.

    "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

    "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

    "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits, schedules and Disclosure Memoranda delivered pursuant hereto and incorporated herein by reference.

    "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person and wherever located.

    "BUSINESS DAY" shall mean any day other than a day on which banks in the City of New York are authorized or obligated to be closed.

    "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by each of Foilmark Sub and Holopak and filed with the Secretary of State of the State of Delaware relating to the Merger as contemplated by Section 1.3 of this Agreement.

    "CLOSING DATE" shall mean the date on which the Closing occurs.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement, dated September 22, 1998, between Foilmark and Holopak.

    "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

    "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

    "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

    "DGCL" shall mean the Delaware General Corporation Law.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

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
    "EXHIBITS" 1 through 2, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

    "FOILMARK CAPITAL STOCK" shall mean collectively, the Foilmark Common Stock, and any other class or series of capital stock of Foilmark.

    "FOILMARK COMMON STOCK" shall mean the common stock, without par value, of Foilmark.

    "FOILMARK COMPANIES" shall mean, collectively, Foilmark and all Foilmark Subsidiaries.

    "FOILMARK DISCLOSURE MEMORANDUM" shall mean the written information entitled "Foilmark Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to Holopak describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto. Where any representation or warranty contained in the Agreement is limited or qualified by the materiality of the matters as to which the representation or warranty is given, the inclusion of any matter in the Disclosure Memorandum does not constitute a determination by Foilmark that such matters are material.

    "FOILMARK FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Foilmark as of September 30, 1998, and as of December 31, 1997, December 31, 1996 and December 31, 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) and for the period ended September 30, 1998 and for each of the three fiscal years ended December 31, 1997, December 31, 1996 and December 31, 1995, as filed by Foilmark in SEC Documents, and (ii) the consolidated balance sheets of Foilmark (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1998.

    "FOILMARK STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Foilmark designated as follows: 1996 Amended and Restated Employee Stock Option Plan; 1996 Amended and Restated Employee Stock Purchase Plan; and 1997 Non-Employee Director Stock Plan.

    "FOILMARK SUBSIDIARIES" shall mean the Subsidiaries of Foilmark, which shall include the Foilmark Subsidiaries described in Section 5.4 of this Agreement and any corporation or other organization acquired as a Subsidiary of Foilmark following the date hereof and held as a Subsidiary by Foilmark at the Effective Time.

    "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

    "HOLOPAK CAPITAL STOCK" shall mean, collectively, the Holopak Common Stock, and any other class or series of capital stock of Holopak.

    "HOLOPAK COMMON STOCK" shall mean the common stock $.01 par value of Holopak and Class A common stock $.01 par value of Holopak.

    "HOLOPAK COMPANIES" shall mean, collectively, Holopak and all Holopak Subsidiaries.

    "HOLOPAK DISCLOSURE MEMORANDUM" shall mean the written information entitled "Holopak Technologies, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Foilmark describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto. Where the representation or warranty contained in the Agreement is limited or qualified by the materiality of the matters as to which the representation or warranty is given, the inclusion of any matter in the Disclosure Memorandum does not constitute a determination by Holopak that such matters are material.

    "HOLOPAK FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Holopak as of September 30, 1998, March 31, 1998, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the period ended September 30, 1998 and for each of the three years ended March 31, 1998, 1997 and 1996, as filed by Holopak in SEC Documents, and (ii) the consolidated statements of condition of Holopak (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1998.

    "HOLOPAK PREFERRED STOCK" shall mean the no par value preferred stock of Holopak.

    "HOLOPAK STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Holopak designated as follows: Holopak 1993 Non-Qualified Stock Option Plan.

    "HOLOPAK SUBSIDIARIES" shall mean the Subsidiaries of Holopak and any corporation or other organization acquired as a Subsidiary of Holopak following the date hereof and held as a Subsidiary by Holopak at the Effective Time.

    "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

    "INTERNAL REVENUE CODE" shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

    "JOINT PROXY STATEMENT" shall mean the proxy statement used by Foilmark and Holopak to solicit the adoption or approval of their respective shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of Foilmark relating to the issuance of the Foilmark Common Stock to holders of Holopak Common Stock.

    "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known in the reasonable exercise of their duties by the President, Chief Financial Officer, Chief Accounting Officer, and Vice Presidents of such Person.

    "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

    "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

    "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

    "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution or demand letter, or notice (written or oral) by any Person of governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding alleging potential Liability, or any Regulatory Authority or other federal, state or local governmental agency or department requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

    "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (a) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles,
(c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed written Consent of the other Party in contemplation of the transactions contemplated hereby, and (z) the Merger on the operating performance of the Parties, including expenses incurred by the Parties in consummating the transactions contemplated by this Agreement.

    "MATERIAL" AND "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

    "MILLENNIUM CAPABLE" shall mean capable of accurately processing Date Data without error or interruption caused by such Date Data, where dates are before, after and during December 31, 1999, the year 2000 and subsequent years, including, but not limited to, recognizing the year 2000 as a leap year, providing correct results when moving backwards and forwards between the 20(th) and 21(st) century, and functioning without error or interruption related to or caused by such Date Data. "Date Data" means any information relating to dates expressed in days, months and calendar years.

    "NASD" shall mean the National Association of Securities Dealers, Inc.

    "NASDAQ NATIONAL MARKET" shall mean the Nasdaq Stock Market's National Market of the National Association of Securities Dealers Automated Quotations System.

    "OPERATING PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

    "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

    "PARTY" shall mean either Foilmark or Holopak, and "PARTIES" shall mean both Foilmark and Holopak.

    "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

    "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

    "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Foilmark under the 1933 Act with respect to the shares of Foilmark Common Stock to be issued to the shareholders of Holopak in connection with the transactions contemplated by this Agreement.

    "REGULATORY AUTHORITIES" shall mean, collectively, the NASD, the SEC, the Federal Trade Commission, the United States Department of Justice, and all other federal, state, county, local or other governmental or regulatory agencies, authorities, instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries (including but not limited to foreign governmental and regulatory agencies).

    "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

    "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

    "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

    "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

    "SHAREHOLDERS' MEETINGS" shall mean the respective meetings of the shareholders of Foilmark and Holopak to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

    "SIGNIFICANT SUBSIDIARY" shall mean any present or future consolidated Subsidiary of the Party in question, the assets of which constitute ten percent (10%) or more of the consolidated assets of such Party as reflected on such Party's consolidated statement of condition prepared in accordance with GAAP.

    "STOCK PLANS" shall mean the Foilmark Stock Plans and the Holopak Stock
Plans.

    "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), or (ii) in the case of partnerships, serves as a general partner.

    "SURVIVING CORPORATION" shall mean Foilmark Sub as the surviving corporation resulting from the Merger.

    "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

    "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, value added and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

    "TRADING DAY" shall mean any day other than a day on which the New York Stock Exchange is closed.

    (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Effective Time                                              Section 1.3
Foilmark Contracts                                          Section 5.14
Foilmark ERISA Plan                                         Section 5.13
Foilmark Benefit Plans                                      Section 5.13
Holopak Contracts                                           Section 6.14
Holopak ERISA Plan                                          Section 6.13
Holopak Benefit Plans                                       Section 6.13
Holopak Options                                             Section 3.4
Closing                                                     Section 1.2
ERISA Affiliate                                             Section 5.14(b)
Exchange Agent                                              Section 4.1
Stock Merger Consideration                                  Section 3.1(c)
Cash Merger Consideration                                   Section 3.1(c)
Merger                                                      Section 1.1
SEC                                                         Section 5.5
Tax Opinion                                                 Section 10.1(h)
Acquisition Transaction                                     Section 8.8
Acquisition Transaction Proposal                            Section 8.8

    (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

    11.2 EXPENSES.

    (a) Except as otherwise provided in this Section 11.2, if this Agreement is terminated, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel (collectively, "Expenses") except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Joint Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement. If the Merger is consummated, Foilmark shall bear and pay all Expenses incurred by it and Holopak and their respective Subsidiaries in connection with the transaction contemplated hereunder.

    (b) Holopak agrees to pay Foilmark a fee in immediately available funds equal to $750,000, promptly, but in no event later than five (5) business days in the event that the Agreement is terminated pursuant to Sections 10.1(j) or 10.1(k); or in the event that this Agreement is terminated pursuant to Section 10.1(l) and within one hundred and thirty five (135) days following such termination, Holopak enters into an agreement with respect to any Acquisition Transaction.

    (c) Foilmark agrees to pay Holopak a fee in immediately available funds equal to $750,000, promptly, but in no event later than five (5) business days in the event that the Agreement is terminated pursuant to Sections 10.1(g) or 10.1(h); or in the event that this Agreement is terminated pursuant to Section 10.1(i) and within one hundred and thirty five (135) days following such termination, Foilmark enters into an agreement with respect to any Acquisition Transaction.

    (d) In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, and no party shall be liable or have any obligation to the other as a result hereof except that (i) the provisions of this Section 10.2 and 8.6(b) and 11.2 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

    11.3 BROKERS AND FINDERS. Except for McFarland Dewey & Co., L.L.C. as to Foilmark and except for Schroder & Co. Inc. as to Holopak, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed on its behalf any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby.

    11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b) of this Agreement, for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

    11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Foilmark Common Stock or the holders of Holopak Common Stock, there shall be made no amendment that requires further approval by such shareholders without the further approval of such shareholders.

    11.6 WAIVERS.

    (a) Prior to or at the Effective Time, Holopak, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Foilmark, to waive or extend the time for the compliance or fulfillment by Foilmark of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Holopak under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Holopak and delivered to Foilmark.

    (b) Prior to or at the Effective Time, Foilmark, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Holopak, to waive or extend the time for the compliance or fulfillment by Holopak of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Foilmark under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Foilmark and delivered to Holopak.

    (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

    11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

    11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                                       Foilmark:
                                       Foilmark, Inc.
                                       4 Malcolm Hoyt Drive
                                       Newburyport, MA 01950
                                       Telecopy No.: (978) 463-8651
                                       Attention: Frank J. Olsen, Jr.
                                                Chairman and President

                                       Copy to Counsel:

                                       Hinckley, Allen & Snyder
                                       1500 Fleet Center
                                       Providence, Rhode Island 02903
                                       Telecopy No.: (401) 277-9600
                                       Attention: Stephen J. Carlotti

                                       Holopak:
                                       Holopak Technologies, Inc.
                                       9 Cotters Lane
                                       P.O. Box 538
                                       East Brunswick, NJ 08816
                                       Telecopy No.: (732) 238-9684
                                       Attention: James L. Rooney,
                                                President and Chief
                                       Executive Officer

                                       Copy to:

                                       Robert J. Simon
                                       Bradford Ventures Limited
                                       One Rockefeller Plaza
                                       New York, NY 10020
                                       Telecopy No.: (212) 218-6901

                                       Copy to Counsel:
                                       Battle Fowler LLP
                                       75 East 55th Street
                                       New York, NY 10022
                                       Telecopy No.: (212) 856-7817
                                       Attention: Carl A. de Brito

    11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to any applicable conflicts of Laws.

    11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

    11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

    11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                    REMAINING PAGE LEFT BLANK INTENTIONALLY

    IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                   FOILMARK, INC.

/s/ Philip Leibel                                    /s/ Frank J. Olsen, Jr.
---------------------------------------              ---------------------------------------
Secretary                                 By:        President

ATTEST:                                   FOILMARK ACQUISITION CORPORATION

/s/ Philip Leibel                                    /s/ Frank J. Olsen, Jr.
---------------------------------------              ---------------------------------------
Secretary                                 By:        President

ATTEST:                                   HOLOPAK TECHNOLOGIES, INC.

/s/ Arthur Karmel                                    /s/ James L. Rooney
---------------------------------------              ---------------------------------------
Secretary                                 By:        President

                                                                     EXHIBIT 2.1

                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE
                            ------------------------

    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "FOILMARK ACQUISITION CORPORATION", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF NOVEMBER, A.D. 1998, AT 11 O'CLOCK A.M.

    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                              /s/ EDWARD J. FREEL
                                 ---------------------------------------------
                                                Edward J. Freel
                                              SECRETARY OF STATE

2966881      8100                                   AUTHENTICATION:      9406642

981439046                                                    DATE:      11-16-98

                          CERTIFICATE OF INCORPORATION
                                       OF
                        FOILMARK ACQUISITION CORPORATION

    The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of Delaware, hereby certifies that:

        1.  The name of the Corporation is FOILMARK ACQUISITION CORPORATION.

        2. The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

        3. The purpose of the Corporation is to own capital stock in other corporations and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4. The total number of shares of stock that the Corporation is authorized to issue is 1,000 shares of Common Stock, par value $.01 per share.

        5. The name and address of the incorporator is Jane E. Cohen, Hinckley, Allen & Snyder, 28 State Street, Boston, Massachusetts, 02109.

        6. The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

        7. The Directors may be elected by resolution or consent of a majority of stockholders, without separate written ballots as such.

        8. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, PROVIDED that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

        9. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any of creditor or stockholders thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code or on the application of trustees in order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation as this case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

    IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on this 16th day of November, 1998.

                                FOILMARK ACQUISITION CORPORATION

                                By:              /s/ JANE E. COHEN
                                     -----------------------------------------
                                          Jane E. Cohen, Sole Incorporator

                                                                     EXHIBIT 2.2

                                    BY-LAWS
                                       OF
                        FOILMARK ACQUISITION CORPORATION

                                   ARTICLE I
                                    OFFICES

    SECTION 1.01 REGISTERED OFFICE. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

    SECTION 1.02 OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

    SECTION 2.01 MEETINGS OF STOCKHOLDERS. All meetings of the stockholders shall be held in Newburyport, Massachusetts, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    SECTION 2.02 ANNUAL MEETINGS OF STOCKHOLDERS. Annual meetings of stockholders shall be held on the third Wednesday of March, unless such day is a legal holiday, (in which case the meeting will be held on the next secular day following), or on such other date and at such other time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

    SECTION 2.03 NOTICE OF ANNUAL MEETING. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

    SECTION 2.04 LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    SECTION 2.05 SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board or Secretary at the request in writing of the board of directors, or at the request in writing of stockholders owning 50% in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

    SECTION 2.06 NOTICE OF SPECIAL MEETINGS OF STOCKHOLDERS. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

    SECTION 2.07 QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholder for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    SECTION 2.08 MAJORITY VOTING. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

    SECTION 2.09 VOTING RIGHTS. Unless otherwise provided in the Certificate of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless allowed by the laws of the State of Delaware or unless the proxy provides for a longer period.

    SECTION 2.10 STOCKHOLDERS CONSENT. Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III
                                   DIRECTORS

    SECTION 3.01 ELECTION OF DIRECTORS. The number of directors which shall constitute the whole board shall be not less than one, or as the board of directors or the stockholders shall determine by resolution. The directors shall be elected at the annual meeting of the stockholders, except as provided in
Section 3.02 of this Article. Directors need not be stockholders.

    SECTION 3.02 VACANCIES ON BOARD OF DIRECTORS. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of the stockholders, a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders. If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of

Incorporation or these By-Laws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided by law.

    SECTION 3.03 POWERS OF BOARD OF DIRECTORS. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

    SECTION 3.04 MEETINGS OF BOARD OF DIRECTORS. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

    SECTION 3.05 FIRST MEETING OF BOARD OF DIRECTORS. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders or incorporators and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders or the incorporators to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders or the incorporators, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

    SECTION 3.06 REGULAR MEETINGS OF BOARD OF DIRECTORS. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

    SECTION 3.07 SPECIAL MEETINGS OF BOARD OF DIRECTORS. Special meetings of the board may be called by the Chairman of the Board or the President on 48 hours' notice to each director, either personally or by mail, by telegram or by telephone; special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director in which case special meetings shall be called by the President or Secretary in like manner and in like notice on the written request of the sole director.

    SECTION 3.08 QUORUM. At all meetings of the board, a majority of the directors, but not fewer than one, shall constitute a quorum, unless the board consists of only one director, in which case the sole director shall constitute a quorum, for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

    SECTION 3.09 DIRECTOR CONSENTS. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

    SECTION 3.10 TELEPHONE MEETINGS OF BOARD OF DIRECTORS. Members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

    SECTION 3.11 COMMITTEE OF DIRECTORS. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority, except as allowed by the laws of the State of Delaware, in reference to:

    (i) amending the Certificate of Incorporation,

    (ii) adopting an agreement of merger or consolidation, unless the resolution creating such committee expressly so provides,

   (iii) recommending it to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, unless the resolution creating such committee expressly so provides,

    (iv) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution,

    (v) amending the By-Laws of the corporation,

    (vi) taking any action with respect to the issuance of the corporation's stock, unless the resolution creating such committee expressly so provides, and

   (vii) declaring a dividend, unless the resolution creating such committee expressly so provides.

    Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

    SECTION 3.12 COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

    SECTION 3.13 COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as directed. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

    SECTION 3.14 REMOVAL OF DIRECTORS. Unless otherwise retracted by the Certificate of Incorporation or by statute or law, any director may be removed from office only for cause by the affirmative vote of the holders of a majority of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.

    SECTION 3.15 CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if there is one, shall be elected annually by and from the board of directors and shall preside at all meetings of the stockholders and directors at which he shall be present.

                                   ARTICLE IV
                                    NOTICES

    SECTION 4.01 NOTICES. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

    SECTION 4.02 WAIVER OF NOTICE. Whenever a notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE V
                                    OFFICERS

    SECTION 5.01 NECESSARY OFFICERS. The officers of the corporation shall be chosen by the board of directors and there shall be elected from among the officers of the corporation, persons having the titles and exercising the duties (as prescribed by the By-Laws or by the Board) President, Vice President, Secretary, and Treasurer. The board of directors may also choose one or more Vice-Presidents, Assistant Secretaries, and Assistant Treasurers. Any number of offices may be held by the same person. No officer need be a stockholder.

    SECTION 5.02 ELECTION OF OFFICERS. The board of directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, a Secretary and a Treasurer.

    SECTION 5.03 OTHER OFFICERS. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

    SECTION 5.04 OFFICERS' SALARIES. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

    SECTION 5.05 TERM OF OFFICE. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

    SECTION 5.06 CHAIRMAN OF THE BOARD. The Chairman of the Board shall perform such duties and have such powers additional to the foregoing as the board of directors shall designate.

    SECTION 5.07 PRESIDENT. The President shall be the Chief Executive Officer of the corporation and shall preside at all meetings of the stockholders and of the board of directors in the absence of the Chairman of the Board. It shall be his duty and he shall have the power to see that all orders and resolutions of the board of directors are carried into effect. The President, as soon as reasonably possible after the close of each fiscal year, shall submit to the board of directors a report of the operations of the corporation for such year and a statement of its affairs and shall from time to time report to the board of directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice. The President shall perform such duties and have such powers additional to the foregoing as the board of directors shall designate.

    SECTION 5.08 VICE PRESIDENTS. In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the board of directors. Each Vice President shall have such other powers and perform such other duties as the board of directors shall from time to time designate.

    SECTION 5.09 TREASURER. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the board of directors or in the absence of such designation in such depositories as he shall from time to time deem proper. He shall disburse the funds of the corporation as shall be ordered by the board of directors, taking proper vouchers for such disbursements. He shall promptly render to the President and to the board of directors such statements of his transactions and accounts as the President and board of directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the board of directors may designate.

    SECTION 5.10 ASSISTANT TREASURERS. In the absence of disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if one be elected, or, if more than one, by the one designated for the purpose by the board of directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the board of directors shall from time to time designate.

    SECTION 5.11 TREASURER'S BONDS. If required by the board of directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

    SECTION 5.12 SECRETARY. The Secretary shall record in books kept for the purpose all votes and proceedings of the stockholders and of the board of directors at their meetings and shall perform like duties for the standing committees when required. Unless the board of directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Secretary shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers; and, subject to such other or different rule as shall be adopted from time to time by the board of directors, such records may be kept solely in the stock certificate books. The Secretary shall perform such duties and have such powers additional to the foregoing as the board of directors shall designate.

    SECTION 5.13 TEMPORARY AND ASSISTANT SECRETARIES. In the absence of the Secretary from any meeting of the stockholders or board of directors, if there be no Assistant Secretary, if one be elected, or, if there be more than one, the one designated for the purpose by the board of directors, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as the board of directors may from time to time designate.

                                   ARTICLE VI
                             CERTIFICATES OF STOCK

    SECTION 6.01 CERTIFICATES OF STOCK. Every holder of stock in the corporation shall be entitled to have a certificate certifying the number of shares owned by him in the corporation, signed by or in the name of the corporation by (a) either the Chairman of the Board of Directors, the President or a Vice- President and

(b) either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation.

    Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

    If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

    SECTION 6.02 SIGNATURE ON STOCK CERTIFICATES. Where a certificate is countersigned, (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

    SECTION 6.03 LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorized such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    SECTION 6.04 TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The board may make such additional rules and regulations as it may deem advisable concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

    SECTION 6.05 FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution of allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

    SECTION 6.06 REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII
                               GENERAL PROVISIONS

    SECTION 7.01 DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of applicable law, may be declared by the board of directors at any regular or special meeting, and paid either (a) out of its surplus, as defined by law, or (b) in case there shall be no such surplus, out of the corporation's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the corporation, computed in accordance with law, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the board of directors shall not, except as allowed by the laws of the State of Delaware, declare and pay out of such net profits any dividends upon any shares of any classes of the corporation's capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

    SECTION 7.02 RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors may think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

    SECTION 7.03 ANNUAL STATEMENT. The board of directors shall present at each annual meeting, and at any special meeting of the Stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

    SECTION 7.04 CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

    SECTION 7.05 FISCAL YEAR. The fiscal year of the corporation shall end on the last day of December of each year.

    SECTION 7.06 SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

    SECTION 7.07 INDEMNIFICATION OF OFFICERS AND DIRECTORS. The corporation shall indemnify any director, officer, employee or agent of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extend authorized and permitted by the laws of the State of Delaware. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware. The corporation's indemnity of any person who is or was a director, officer, employee or agent of the corporation shall be reduced by any amounts such person may collect as indemnification under any policy of insurance purchased and maintained on his behalf by the corporation.

    The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any certificate of incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The right of reimbursement for liabilities and expenses so imposed or incurred shall include the right to receive such reimbursement in advance of the final disposition of any such action, suit or proceeding upon the Corporation's receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation pursuant to law or this Section 7.07. Neither the amendment nor repeal of this Section 7.07, nor the adoption of any provisions of the Certificate of Incorporation inconsistent with this Section 7.07, shall eliminate or reduce the effect of this Section 7.07 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 7.07 would accrue or arise, prior to such amendment, repeal or adopting of an inconsistent provision.

    SECTION 7.08 RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

    SECTION 7.09 INSPECTION OF BOOKS BY STOCKHOLDERS. Subject to the laws of the State of Delaware, the board of directors shall have the power to determine from time to time and at any time whether and to what extent and at what times and places and under what conditions and regulations the records of account, books and stock ledgers of the corporation, or any of them, shall be open to inspection and copying by stockholders, their agents or attorneys; and no stockholder, his agent or attorney shall have any right to inspect or copy any record of account or book or stock ledger, or any part thereof, of the corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the board of directors or of the stockholders and unless and until such stockholder agrees to comply with, and abide by, such conditions and regulations governing inspection and copying thereof, as determined by the board of directors.

    SECTION 7.10 TRANSACTIONS WITH DIRECTORS, OFFICERS, ETC. The corporation may enter into contracts or transactions with one or more of its directors, officers, employees or stockholders, or with any other corporation, partnership, association, or other organization in which one or more of its directors, officers, employees or stockholders are directors, officers, partners, employees or stockholders, or have a financial interest, to the full extent authorized and permitted by the laws of the State of Delaware.

                                  ARTICLE VIII

    SECTION 8.01 AMENDMENTS. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the board of directors at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting, or by any consent of the stockholders or directors executed in accordance with the Certificate of Incorporation or these By-Laws.

                                                                    EXHIBIT 8.17

                          FORM OF EMPLOYMENT AGREEMENT

    This Employment Agreement (the "Agreement") is entered into as of the
    day of           , 1999, by and between Foilmark, Inc., a Delaware
corporation with a mailing address of 4 Mullikan Way, Newburyport, Massachusetts (the "Company"), and Frank J. Olsen, Jr., an individual with a residence address of 13 Country Farm Road, Stratham, NH 03885 ("Executive").

                                  WITNESSETH:

    WHEREAS, the Company is in the business of designing, developing, manufacturing and marketing foils, films, applicating systems and supplies (the "Business"). Executive has served as President, Chief Executive Officer and a Director of the Company since 1992; and

    WHEREAS, the Company has entered into an Agreement and Plan of Merger with
Holopak Technologies, Inc. ("Holopak") dated as of November   , 1998 which
contemplates, among other things, the merger of Holopak with and into a wholly-owned subsidiary of the Company and under which the execution and delivery of this Agreement is contemplated contemporaneously with the effectiveness of the merger; and

    WHEREAS, the Company desires to employ Executive and Executive desires to accept such employment on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the premises and mutual promises hereinbelow set forth, the parties hereby agree as follows:

    1. EMPLOYMENT PERIOD. The term of this Agreement and any renewal terms thereof (the "Employment Period") shall commence on the date hereof and, subject to termination by Executive or the Company as hereinafter provided, shall continue until the fifth anniversary of the date hereof. At the end of the initial Employment Period (and any renewal period provided for herein), this Agreement shall automatically extend for additional periods of two years (a "Renewal Period") unless either party hereto gives written notice of non-renewal delivered not less than six months prior to the end of the Employment Period or any Renewal Period.

    2. EMPLOYMENT; DUTIES. Subject to the terms and conditions set forth herein, the Company hereby employs Executive to act as President and Chief Executive Officer of the Company during the Employment Period, and Executive hereby accepts such employment. The duties assigned and authority granted to Executive shall be as set forth in the By-laws of the Company and consistent with the position of President and Chief Executive Officer including but not limited to the supervision and oversight of the business and operations of Foilmark and Foilmark subsidiaries and such other duties as determined by its Board of Directors from time to time. Executive shall report to the Board of Directors and is subject to the policies and directives of the Board. Executive agrees to use his best efforts to promote the interests of the Company and shall devote his full time and attention to the Company's business and affairs. Executive shall also serve as a member of the Board of Directors of the Company pursuant to a Voting Agreement dated as of the date hereof, and such service shall be unrelated to his employment with the Company and this Agreement.

    3. SALARY AND BONUS.

        (a) BASE SALARY. The Company agrees to pay Executive $260,000 per year, payable weekly in arrears. Executive's base salary shall not be decreased during the Employment Period or any Renewal Period. In addition, no later than
            of each year during the Employment Period, commencing             ,
the Board of Directors of the Company or its duly elected Compensation Committee, subject to Board approval, shall review Executive's annual base salary in its discretion, based upon the Company's performance and Executive's particular contributions.

        (b) BONUS. In addition to Executive's base salary, Executive may also receive a cash bonus in an amount not exceeding one hundred percent (100%) of the Executive's base salary, in the discretion of the

Board of Directors based upon the recommendation of the Compensation Committee of the Board of Directors, the recommendation of which shall be made to, and acted upon by, the Board of Directors not later than one (1) month after the publication of the Company's audited financial statements. Seventy-five percent (75%) of such bonus shall be based on a formulaic evaluation of actual results versus budget as set forth on Schedule A hereto.

    4. OTHER BENEFITS.

        (a) INSURANCE AND OTHER BENEFITS. Executive shall be entitled to participate in, and shall receive the benefits available under, the Company's insurance programs (including health, disability and life insurance) and any ERISA benefit plans, as the same may be adopted and/or amended from time to time, and shall receive all other fringe benefits that are provided by the Company to other senior executives. No other officer of the Company will have any more favorable benefits than made available to the Executive.

        (b) VACATION. Executive shall be entitled to an annual vacation of such duration as may be determined by the Board of Directors, but not less than that generally established for other executives of Company and in no event less than four (4) weeks, without interruption of salary.

        (c) AUTOMOBILE ALLOWANCE. The Company shall provide Executive with the automobile allowance provided for the office of President and Chief Executive Officer under the Company's automobile allowance policy. The automobile allowance per month shall be $1,000 plus any operating allowance under said policy ($1,200 per annum) and any excess mileage charges applicable to any vehicle leased by Executive and used for business purposes.

        (d) REIMBURSEMENT OF EXPENSES. The Company shall reimburse Executive for all reasonable travel, entertainment and other expenses incurred or paid by Executive in connection with, or related to, the performance of his duties or responsibilities under this Agreement, provided that Executive submits to the Company substantiation of such expenses sufficient to satisfy the record keeping guidelines promulgated from time to time by the Internal Revenue Service.

        (e) SERVICE FEES. The Company shall reimburse Executive, in an aggregate amount not to exceed $1,500 per year, for professional and other fees incurred by Executive in connection with (i) an annual medical examination of Executive and (ii) the annual planning for and preparation of Executive's personal income tax returns. The Company shall also reimburse Executive for estate planning services performed during the Employment Period, in an aggregate amount not to exceed $2,500.

        (f) 280G CAP. If any amount or benefits due or paid to Executive ("Payments") would constitute an Excess Parachute Payment under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such Payments shall be reduced to the extent necessary so that no Payment to be made or benefit provided to Executive shall be subject to the excise tax imposed under Section 4999 of the Code. The Company shall reduce or eliminate Payments which have not yet been made before seeking reimbursement of any amounts previously paid to Executive.

    5. TERMINATION BY THE COMPANY WITH CAUSE. The Company may terminate this Agreement with Cause upon thirty (30) days written notice to Executive. For purposes of this Section 5, "Cause" shall mean: (a) conviction of a felony; (b) declaration of unsound mind by a court of competent jurisdiction; (c) gross neglect or dereliction of duty; (d) a crime involving moral turpitude; (e) commission of an action which constitutes intentional misconduct or knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Company; or (f) a breach by Executive of Sections 7 or 8 of this Agreement or a material breach of any other provision of this Agreement. In the event of a termination with Cause, the Executive shall be entitled under this Agreement solely to salary and benefits accrued through date of termination.

    6. TERMINATION AND SEVERANCE.

    6.1 NOTICE/EVENTS/DEFINED TERMS.

        (a) TERMINATION BY EXECUTIVE. Executive may terminate this Agreement at any time by providing written notice to the Company of not less than thirty (30) days. In such event Executive shall be entitled under this Agreement solely to salary and benefits accrued through the date of termination.

        (b) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate this Agreement at any time, without Cause by providing written notice to the
Executive of not less than thirty (30) days.   As used in this Agreement, the
term "without Cause" shall mean termination by the Company for any reason not specified in Section 5 hereof, other than (i) retirement upon reaching the mandatory retirement age of sixty-five (65), or (ii) the death or disability of Executive (for purposes of this Agreement, "disability" shall mean Executive's incapacity due to physical or mental illness which has caused Executive to be absent from the full-time performance of his duties with the Company for a period of six (6) consecutive months or eight (8) months in any twelve (12) month period). In the event of death or disability during the Employment Period, the Executive shall be entitled under this Agreement solely to salary and benefits accrued through the date of termination and the proceeds of life and
disability insurance in the amount of [$       ].

        (c) CHANGE IN CONTROL. A "Change in Control" will be deemed to have occurred if: (1) a Takeover Transaction occurs; or (2) the Company effectuates a complete liquidation or a sale or disposition of all or substantially all of its assets. A "Change in Control" shall not be deemed to include, however, a merger or sale of stock, assets or business of the Company, if Executive immediately after such event owns, or in connection with such event immediately acquires (other than in the Executive's capacity as an equity holder of the Employer or as a beneficiary of its employee stock ownership plan or profit sharing plan), any stock of the buyer or any affiliate thereof which, at the time of Executive's initial investment in such stock, had a purchase price or fair market value greater than $100,000.

        (d) TAKEOVER TRANSACTION. A "Takeover Transaction" shall mean (i) a merger or consolidation of the Company with, or an acquisition of the Company or all or substantially all of its assets by, any other corporation, other than a merger, consolidation or acquisition in which the individuals who were members of the Board of Directors of the Company immediately prior to such transaction continue to constitute a majority of the Board of Directors of the surviving corporation (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors of the holding company) for a period of not less than twelve (12) months following the closing of such transaction, or (ii) when any person or entity or group of persons or entities (other than any trustee or other fiduciary holding securities under an employee benefit plan of the Company) either related or acting in concert becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing more than fifty percent (50%) of the total number of votes that may be cast for the election of directors of the Company.

        (e) TERMINATING EVENT. A "Terminating Event" shall mean: (i) termination by the Company of the employment of Executive without Cause occurring within twelve (12) months of a Change of Control; or (ii) resignation of Executive from the employ of the Company, while Executive is not receiving payments or benefits from the Company by reason of Executive's disability, subsequent to any of the following events occurring within twelve (12) months of a Change of Control: (A) a significant reduction in the nature or scope of Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by Executive immediately prior to the Change in Control; (B) a decrease in the salary payable by the Company to Executive from the salary payable to Executive immediately prior to the Change in Control; or (C) the relocation of the Company's executive offices (or, if Executive is primarily located at the Company's manufacturing facilities, such facilities) by more than 50 miles from their current location in Newburyport, Massachusetts (unless such new location is closer than to the Executive's then residence); provided, however, that a Terminating Event shall not be deemed to have occurred solely as a result of Executive being an employee of any direct or indirect successor to the business or assets of the Company, rather than continuing as an employee of the Company, following a Change in Control.

    6.2 SEVERANCE.

        (a) WITHOUT CAUSE. If the Company terminates this Agreement without Cause, other than as a result of a Terminating Event, then commencing on the date of termination of this Agreement, the Company shall provide Executive with a severance package which shall consist of the following: (i) for a period equal to the greater (A) of the remainder of the initial Employment Period (or any then existing renewal period thereof) or (B) three (3) years after the date of termination (x) payment on the first business day of each month of an amount equal to one-twelfth of Executive's then current annual base salary under
Section 3(a) hereof and (y) continuation of all benefits under Section 4(a) and
(ii) for a period equal to the greater of (A) the remainder of the initial Employment Period (or any then existing renewal period thereof) or (B) three (3) years after the date of termination, payment on the first business day of each month of an amount equal to one-twelfth of Executive's annual target bonus amount for the year of termination, pro rated for the portion of the fiscal year occurring prior to termination.

        (b) WITH A TERMINATING EVENT. If the Company terminates this Agreement as a result of a Terminating Event, then commencing on the date of such termination and for a period equal to the greater of the remainder of the initial Employment Period (or any then existing renewal period thereof) or three
(3) years after the date of termination, the Company shall provide Executive with a severance package which shall consist of the following: (i) payment on the first business day of each month an amount equal to one-twelfth of Executive's then current annual base salary under Section 3(a) hereof; (ii) payment on the first business day of each month of an amount equal to one-twelfth of Executive's annual target bonus amount; and (iii) continuation of all benefits under Section 4(a). In addition, if the Company terminates this Agreement as a result of a Terminating Event, then the Company shall cause the immediate vesting of all options and other rights granted to Executive under the Company's stock plans.

        (c) GENERAL RELEASE. As a condition precedent to receiving any severance payment, Executive shall execute a release of any and all claims which Executive or his heirs, executors, agents or assigns might have against the Company, its subsidiaries, affiliates, successors, assigns and its past, present and future employees, officers, directors, agents and attorneys; provided, however, that such release would not extinguish the obligations of the Company under indemnification or similar contractual arrangements between Company and Executive.

        (d) WITHHOLDING. Subject to Section 4(f), all payments made by the Company under Section 6.2(a) or 6.2(b) this Agreement shall be net of any tax or other amounts required to be withheld by the Employer under applicable law.

        (e) DEATH OR DISABILITY. The death of the Executive during the time the severance payments are being paid under this Section shall not terminate the obligation of the Company to make such payments. The Company shall continue to pay any amounts otherwise due to Executive under this Agreement for the remainder of the period determined in Section 6.2 (a) or (b) to Executive's estate.

        (f) EFFECT OF NON-RENEWAL. In the event that the Company issues a notice of non-renewal under Section 1 hereof prior to the expiration of the initial Employment Period, the Executive shall be entitled to receive from the Company an amount equal to his initial Base Salary ($260,000) for a period of two years following said initial Employment Period payable in equal monthly installments one-twelfth of said Base Salary on the first day of each month following said initial Employment Period.

    7. NON-COMPETITION. (a) During the term of this Agreement and (i) in the case of termination other than as a result of a Terminating Event and provided that Executive continues to receive the severance payments provided for in
Section 6.2(a) to which he is entitled, for the greater of the remainder of the Employment Period after the date of termination or three (3) years after the date of termination or (ii) in the case of termination as a result of a Terminating Event and provided that Executive continues to receive, or after Executive has received, the severance payments provided for in Section 6.2(b) to which he is entitled, for the greater of the remainder of the Employment Period after the date of termination or three (3) years after the date of termination of this Agreement, Executive will not directly or indirectly whether as a partner, consultant, agent, employee, co-venturer, greater than two percent owner or otherwise or through any other person (as hereafter defined): (A) be engaged in any business or activity which is competitive with the business of the Company in any part of the world in which the Company is or proposes to be (as evidenced by a directive of the Board of Directors to that effect) at the time of Executive's termination engaged in selling its products directly or indirectly; or (B) attempt to recruit any employee of the Company, assist in their hiring by any other person, or encourage any employee to terminate his or her employment with the Company; or
(C) encourage any customer of the Company to conduct with any other person any business or activity which such customer conducts or could conduct with the Company.

        (b) For purpose of this Section 7, the term "Company" shall include any person controlling, under common control with or controlled by, the Company and The term "Person" shall mean an individual or corporation, association or partnership in estate or trust or any other entity or organization.

        (c) Executive recognizes and agrees that because a violation by him of this Section 7 will cause irreparable harm to the Company that would be difficult to quantify and for which money damages would be inadequate, the Company shall have the right to injunctive relief to prevent or restrain any such violation, without the necessity of posting a bond.

        (d) Executive expressly agrees that the character, duration and scope of this covenant not to compete are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or geographical scope of this covenant not to compete is unreasonable in light of the circumstances as they then exist, then it is the intention of both Executive and the Company that this covenant not to compete shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Executive which are reasonable in light of the circumstances as they then exist and necessary to provide the Company the intended benefit of this covenant to compete.

    8. CONFIDENTIALITY COVENANTS. (a) Executive understands that Company may impart to him confidential business information including, without limitation, designs, financial information, personnel information, strategic plans, product development information and the like (collectively "Confidential Information"). Executive hereby acknowledges Company's exclusive ownership of such Confidential Information.

        (b) Executive agrees as follows: (i) only to use the Confidential Information to provide services to the Company; (ii) only to communicate the Confidential Information to fellow employees, agents and representatives of the Company on a need-to-know basis; and (iii) not to otherwise disclose or use any Confidential Information. Upon demand by the Company or upon termination of Executive's employment, Executive will deliver to the Company all manuals, photographs, recordings, and any other instrument or device by which, through which, or on which Confidential Information has been recorded and/or preserved, which are in my Executive's possession, custody or control. Executive acknowledges that for purposes of this Section 8 the term "Company" means any person or entity now or hereafter during the term of this Agreement which controls, is under common control with, or is controlled by, the Company.

        (c) Executive recognizes and agrees that because a violation by him of this Section 8 will cause irreparable harm to the Company that would be difficult to quantify and for which money damages would be inadequate, the Company shall have the right to injunctive relief to prevent or restrain any such violation, without the necessity of posting a bond.

    9. GOVERNING LAW. This Agreement shall be governed by and interpreted and governed in accordance with the laws of the Commonwealth of Massachusetts. To the extent permitted by law each of the Executive and the Company hereby waive any right to trial by jury in any proceeding which may be brought in respect of this Agreement.

    10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

    11. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by generally recognized overnight courier service, telex or telecopy, or certified mail, return receipt requested.

        (a) to the Company at:

           Foilmark, Inc.
           4 Mullikan Way
           Newburyport, Massachusetts 01950
           Attn.: Chairman of the Board

        (b) to Executive at:

           13 Country Farm Road
           Stratham, NH 03885

    Any such notice or other communication will be considered to have been given
(i) on the date of delivery in person, (ii) on the third day after mailing by certified mail, provided that receipt of delivery is confirmed in writing, (iii) on the first business day following delivery to a commercial overnight courier or (iv) on the date of facsimile transmission (telecopy) provided that the giver of the notice obtains telephone confirmation of receipt.

    Either party may, by notice given to the other party in accordance with this section, designate another address or person for receipt of notices hereunder.

    12. SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

    13. WAIVER. The failure of any party to insist in any one instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right or privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

    14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and any successors and assigns of the Company.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                          FOILMARK, INC.
                                       By:______________________________________
                                          Title:
                                          EXECUTIVE:
                                        ________________________________________
                                          Frank J. Olsen, Jr.

                                   SCHEDULE A
                        FORMULA: BONUS/BUDGET COMPARISON

    For each fiscal year during the Employment Period, the Board of Directors, in its sole discretion, shall establish a budget for pretax income in accordance with generally accepted accounting principles consistently applied ("GAAP") and the formulaic portion of Executive's bonus will vary as a percentage of Base Salary in relation to the percentage achievement of that budget as follows:

                     PERCENTAGE OF PORTION                        PERCENTAGE OF BASE SALARY EARNED AS
                        BUDGET ATTAINED                                    FORMULAIC PORTION
---------------------------------------------------------------  -------------------------------------
Less than 80%..................................................                        0%
80%............................................................                       15%
90%............................................................                       25%
100%...........................................................                       35%
110%...........................................................                       45%
120%...........................................................                       55%
130%...........................................................                       65%
140% and above.................................................                       75%

    For a percentage of budget achievement between the benchmarks, the percentage of the Base Salary shall be linearly interpolated, provided that no bonus shall be paid for achievement less than 80% of budget and the maximum formulaic portion of bonus shall be 75% of Base Salary in any event. In the case of a partial fiscal year, the Company shall adjust the bonus to correspond to the Company's budget and the Base Salary for the portion of the applicable fiscal year that shall be included in the Employment Period. Notwithstanding the foregoing, the initial bonus period (the "Initial Bonus Period") shall be the period starting with the Bonus Starting Date and ending on December 31, 1999, and the Company shall use its budget for that period (a copy of which the Company has provided to the Executive) to determine the eligibility for a bonus, and then apply the applicable bonus percentage to that portion of the annual Base Salary thereafter. Subsequent bonus periods shall begin on each January 1, thereafter and end with the last day of the Company's fiscal year, and the Company shall prepare a budget for that period and determine the Executive's eligibility for a bonus in the manner described for the Initial Bonus Period. The bonus program shall continue with each Renewal Period as defined in Section 1 of the Agreement, with the bonus periods corresponding to the Company's fiscal year. Bonuses shall continue to be calculated as described in this Schedule.

                                                                  EXHIBIT 9.1(I)

                            FORM OF VOTING AGREEMENT

    This VOTING AGREEMENT (the "Agreement") is made and entered into as of the
      day of             , 1999, by and among Foilmark, Inc., a Delaware
corporation (the "Company") and such holders of shares of common stock, par value $.01 per share, of the Company ("Common Stock") identified on Schedule A attached hereto (collectively, the "Foilmark Stockholders") and the holders of shares of common stock, par value $.01 per share, of Holopak Technologies, Inc. ("Holopak") identified on Schedule B attached hereto (collectively, the "Holopak Stockholders"). The Foilmark Stockholders and the Holopak Stockholders are collectively hereinafter referred to as the "Shareholders".

                              W I T N E S S E T H:

    WHEREAS, the Company entered into an Agreement and Plan of Merger dated
November   , 1998, (the "Merger Agreement") which provides for the merger of
Holopak with and into Foilmark Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Foilmark ("Sub") with Sub as the surviving corporation (the "Merger"); and

    WHEREAS, pursuant to the Merger Agreement, the Merger Consideration to be received by each Holopak Stockholder at the Effective Time of the Merger consists of shares of Common Stock and cash; and

    WHEREAS, in connection with the effectiveness of the Merger, the Company and the Shareholders have agreed to provide for the future voting of shares of Common Stock, solely with respect to the election of directors of the Company; and

    WHEREAS, the initial designees to the Board of Directors of the Company designated by Bradford Associates as the representative (the "Holopak Representative") of the Holopak Stockholders (the "Holopak Designees") are identified on Schedule C attached hereto and the initial designees to the Board of Directors of the Company designated by Frank J. Olsen, Jr. as the representative (the "Foilmark Representative") of the Foilmark Stockholders (the "Foilmark Designees") are identified on Schedule D attached hereto.

    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                     VOTING

        1.01 Each of the Foilmark Stockholders and the Holopak Stockholders, respectively, agrees to hold all shares of voting capital stock of the Company registered in his respective name or beneficially owned by him as of the date hereof (and any and all other securities of the Company legally or beneficially acquired by such Stockholder after the date hereof (including shares of Common Stock acquired in the Merger) (hereinafter collectively referred to as the "Shares") subject to, and to vote the Shares in accordance with, the provisions of this Agreement.

        1.02 (a) On each occasion at which the holders of voting capital stock of the Company meet, or act by written consent in lieu of meeting, for the purpose of electing directors, each Shareholder agrees to vote all Shares for the election of each Foilmark Designee and each Holopak Designee at such time as such Designee is up for election. In the event that any of the Foilmark or the Holopak Designees, as the case may be, ceases to serve as a director of the Company due to death, resignation or removal of said director, then the Foilmark Representative or Holopak Representative, as the case may be, shall nominate an individual to replace said director. The Shareholders agree that they shall, consistent with and subject to their fiduciary obligations as directors, vote in their capacity as directors of the Company for such Foilmark or Holopak Designees, as the case may be.

    (b) The Company shall furnish written notice to the Shareholders at least twenty (20) days prior to any such meeting or proposed action by written consent in lieu of meeting. The Holopak Representative or Foilmark Representative, as the case may be, shall furnish written notice to each of the Shareholders and the Board, no later than fifteen (15) days following receipt of the Company's notice of any such meeting, or proposed action by written consent in lieu of meeting, of the name of the Foilmark or Holopak Designees designated by them to the extent that one or more of the initial Foilmark or Holopak Designees, as the case may be, is unable to stand for reelection for any reason. In the absence of such notice, the directors then serving on behalf of and/or previously nominated by the Foilmark or Holopak Representative, as the case may be, in accordance with this Section 1.02 shall be deemed to be the Foilmark of Holopak Representative, as the case may be.

    (c) In addition, each of the Shareholders shall vote all of his Shares on each occasion at which the holders of voting capital stock of the Company meet, or act by written consent in lieu thereof: (i) to cause the Board of Directors of the Company (the "Board") to be fixed at ten and to name those classes consisting of four Class I Directors, three Class II Directors (consisting of two Holopak Designees and one Foilmark Designee), and three Class III Directors (consisting of one Holopak Designee and two Foilmark Designees); (ii) to cause Robert J. Simon to serve as Chairman of the Board; (iii) to cause the Board to establish an Executive Committee, which shall consist of Robert J. Simon, Michael S. Mathews, Frank J. Olsen, Jr. and Michael Foster, of which Robert J. Simon shall be the Chairman; (iv) to cause the Board to establish a Compensation Committee, which shall consist of Thomas R. Schwarz, Edward Sullivan, Michael S. Mathews and Robert J. Simon, of which Thomas R. Schwarz shall be the Chairman; and (v) to cause the Board to establish an Audit Committee, which shall consist of Michael Foster, Michael Bertuch, Brian Kelly and Harvey Share, of which Michael Bertuch shall be the Chairman.

        1.03 Each of the Foilmark Designees and the Holopak Designees shall serve as directors of the Company shall serve until his successor is elected and qualified or until his earlier resignation or removal. The Shareholders shall not take, or support the taking of, any action to remove a director nominated by a particular person or entity unless such person or entity has requested that such director be removed (in which case the Shareholders shall cooperate in effecting such removal and electing a replacement).

        1.04 Concurrently or forthwith after with the execution of this Agreement, there shall be imprinted or otherwise placed on certificates representing the shares of Common Stock held by the Shareholder the following restrictive legend (the "Legend"):

       "The shares represented by this Certificate are subject to the terms and conditions of a Voting Agreement, dated as of
                   , 1999, which places certain restrictions on the voting of the shares represented hereby. Any person accepting any interest in such shares other than in an open market transaction shall be deemed to agree to and shall become bound by all the provisions of such Voting Agreement. A copy of such Voting Agreement will be furnished to the record holder of this certificate without charge upon written request to Foilmark, Inc. at its principal place of business."

        1.05 The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Shares theretofore represented by a certificate carrying the Legend; provided, however, in the event that any Shares are sold or otherwise transferred (a) in "brokers' transactions" or in "transactions directly with a market maker" (as those terms are used in Rule 144 under the Securities Act of 1933, as amended (the "1933 Act")), (b) pursuant to an effective registration under the 1933 Act, or (c) to an unaffiliated third party in an arm's length transaction (collectively the transactions referred to in clauses (a), (b) and (c) being hereinafter referred to as "Bona Fide Sales"), certificates for Shares representing the Shares so sold shall not bear the Legend, and the Company shall give appropriate direction to the Company's transfer agent with respect to removal of said Legend in such case.

        1.06 The provisions of this Agreement shall be binding upon the successors in interest to any of the Shares. Except as otherwise provided in
    Section 1.05 hereof, the Company shall not permit the transfer of any of the Shares on its books or issue a new certificate representing any of the Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Shareholder.

        1.07 Except as provided by this Agreement, each Shareholder shall exercise the full rights of a stockholder with respect to the Shares.

        1.08 Should the Foilmark Representative become unable to serve in such capacity due to death or mental incapacity, the remaining Foilmark Designees shall, by majority vote, elect a replacement Foilmark Representative. Should the Holopak Representative become unable to serve in such capacity for any reason, the General Partner of Bradford Venture Partners, L.P. shall designate a replacement Holopak Representative.

                                   ARTICLE II
                              EFFECT; TERMINATION

        2.01 This Agreement shall commence on the date first above written and shall terminate in its entirety on the earlier of

        (a) the fifth anniversary of the date hereof;

        (b) the date on which either the Foilmark Stockholders as a group or the Holopak Stockholders as a group own less than five percent (5%) of the outstanding shares of Common Stock; or

        (c) the date as of which the parties hereto terminate this Agreement by written consent of all parties hereto.

The foregoing notwithstanding, this Agreement shall not apply to and be of no further force and effect as to any Shares which are sold or otherwise transferred in a Bona Fide Sale.

                                  ARTICLE III
                                 MISCELLANEOUS

        3.01 Each Shareholder represents and warrants that (a) he now owns the Shares, free and clear of liens or encumbrances, and has not, prior to the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Shareholder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Shareholder enforceable in accordance with its terms.

        3.02 If and whenever the Shares are sold, the Shareholder or the personal representative of the Shareholder shall do all things and execute and deliver all documents and make all transfers and cause any transferee of the Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

        3.03 The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

        3.04 This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware.

        3.05 This Agreement may be amended only by an instrument in writing signed by all parties hereto.

        3.06 If any provision of this Agreement is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

        3.07 This Agreement shall be binding upon the parties hereto and, except as otherwise provided in Section 1.05 hereof, this Agreement may not be assigned.

        3.08 In the event that, subsequent to the date of this Agreement, any shares or other securities (other than any shares or securities of another corporation issued to the Company's stockholders pursuant to a plan of merger or consolidation) are issued on, or in exchange for, any of the Shares held by the Shareholders by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

        3.09 This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

        3.10 No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

        3.11 All capitalized terms not defined herein shall have the meanings designated in the Merger Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                FOILMARK, INC.

                                By:           /s/ FRANK J. OLSEN, JR.
                                     -----------------------------------------
                                                Frank J. Olsen, Jr.
                                              CHIEF EXECUTIVE OFFICER

HOLOPAK STOCKHOLDERS:

------------------------------------------
 Robert J. Simon

OVERSEAS PRIVATE INVESTOR PARTNERS              BRADFORD VENTURE PARTNERS, L.P.

By: -------------------------------------       By: -------------------------------------

------------------------------------------      ------------------------------------------
James L. Rooney                                 Harvey S. Share

------------------------------------------      ------------------------------------------
Brian Kelly                                     Michael S. Mathews

FOILMARK STOCKHOLDERS:

------------------------------------------     ------------------------------------------
Frank J. Olsen, Jr.                            Thomas R. Schwarz

------------------------------------------     ------------------------------------------
Martin A. Olsen                                Carol Robie

------------------------------------------     ------------------------------------------
Edward Sullivan                                Kenneth Harris

------------------------------------------     ------------------------------------------
Leonard Mintz                                  Michael Foster

------------------------------------------
Michael Bertuch

                                   SCHEDULE A
                             FOILMARK STOCKHOLDERS

                                                                PRIOR TO EFFECTIVENESS           AFTER EFFECTIVENESS
                                                                      OF MERGER                       OF MERGER
                                                           --------------------------------  ---------------------------
                                                            NO. OF                              NO. OF      PERCENTAGE
HOLDER                                                     SHARES(1)   PERCENTAGE INTEREST      SHARES       INTEREST
---------------------------------------------------------  ---------  ---------------------  ------------  -------------

Martin A. Olsen                                              527,477             12.6%
3299 Old Barn Road East
Ponte Vedra Beach, FL 32082

Frank J. Olsen, Jr.                                          490,659             11.7%
13 Country Farm Road
Stratham, NH 03885

Leonard Mintz                                                244,696              5.9%
89 Blueberry Lane
Westwood, MA 02090

Carol Robie                                                  212,409              5.1%
53 Munroe Drive
East Hampstead, NH 03826

Edward Sullivan                                              158,834              3.8%
2150 Anchor Court
Newbury Park, CA 91320

Michael Foster                                                10,000                *
WPI Group, Inc.
1155 Elm Street
Manchester, NH 03101

Thomas Schwarz                                                 5,000                *
60 Westcliff Road
Weston, MA 02193

Kenneth Harris                                               131,022              3.1%
25 Hale Street
Newburyport, MA 01950

------------------------

1   Includes shares underlying stock options

                                   SCHEDULE B
                              HOLOPAK STOCKHOLDERS

                                            PRIOR TO EFFECTIVENESS OF    AFTER EFFECTIVENESS OF
                                                     MERGER                      MERGER
                                            -------------------------  ---------------------------
                                              NO. OF     PERCENTAGE       NO. OF      PERCENTAGE
HOLDER                                        SHARES      INTEREST        SHARES       INTEREST
------------------------------------------  ----------  -------------  ------------  -------------

Robert J. Simon                             17,880                *
c/o Bradford Ventures, Ltd.
One Rockefeller Plaza
Suite 1722
New York, NY 10020

Bradford Venture Partners, L.P.             753,086            22.5%
44 Nassau Street
Princeton, NJ 08542

Overseas Private Investor Partners          753,086(2)         22.5%
Clarendon House
Church Street
Hamilton 5-31 Bermuda

James L. Rooney                             66,667              2.0%
1272 Camelot Lane
Lemont, IL 60439

Harvey S. Share                             2,000                 *
250 Ridgedale Avenue
Suite R6
Florham Park, NJ 07932

Brian Kelly                                 8,000                 *
c/o DelaFoil, Inc.
232 Shoemaker Road
Pottstown, PA 19464

Michael S. Mathews                          17,880                *
193 Elm Road
Princeton, NJ 08540

------------------------

*   Less than one percent.

------------------------

2   Class A Common Stock

                                   SCHEDULE C
                               HOLOPAK DESIGNEES

DIRECTOR                                                                     CLASS     TERM ENDING
------------------------------------------------------------------------     -----     ------------

Robert J. Simon.........................................................

James L. Rooney.........................................................

Harvey S. Share.........................................................

Brian Kelly.............................................................

Michael S. Mathews......................................................

                                   SCHEDULE D
                               FOILMARK DESIGNEES

DIRECTOR                                                                     CLASS     TERM ENDING
------------------------------------------------------------------------     -----     ------------

Frank J. Olsen, Jr......................................................

Michael Bertuch.........................................................

Edward Sullivan.........................................................

Michael Foster..........................................................

Thomas R. Schwarz.......................................................

                                                                  EXHIBIT 9.2(J)

                                 FOILMARK, INC.
                     FORM OF REGISTRATION RIGHTS AGREEMENT

    This AGREEMENT (the "Agreement") is made as of the   th day of            ,
1999 by and among Foilmark, Inc., a Delaware corporation (the "Company"), and the undersigned security holders of the Company (the "Stockholders").

                                   BACKGROUND

    The Stockholders are persons and entities that own shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). As a condition precedent to that certain Agreement and Plan of Merger (the "Merger Agreement")
dated as of November            , 1998, by and among the Company, Foilmark
Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, and the HoloPak Technologies, Inc., a Delaware corporation, (i) the Company has agreed to provide the registration rights provided for in this Agreement to the Stockholders, and (ii) the Stockholders that may be deemed "affiliates" for purposes of Rule 145 of the 1933 Act (as hereinafter defined) have delivered to Foilmark certain letters acknowledging the same. In consideration for delivering to Foilmark the Affiliate Letters, the sufficiency of which is hereby acknowledged and recognized, the Company has agreed to grant to the Stockholders the registration rights as provided herein.

                                  WITNESSETH:

    The parties hereto, each intending to be legally bound and in exchange for the mutual covenants herein, agree as follows:

    1. DEMAND REGISTRATIONS.

    (a) REQUESTS FOR REGISTRATION. At any time, from the date hereof to and including the seventh anniversary hereof, each Significant Stockholder (as hereinafter defined) may demand registration (a "Demand Registration") under the Securities Act of 1933, as amended (the "1933 Act"), of all or any portion of the Registrable Securities (defined below) owned by such Significant Stockholder. In order to accomplish such demand, the Significant Stockholder shall send written notice of its demand to the Company, and such notice shall specify the number of Registrable Securities sought to be registered. The Significant Stockholders shall have, from the date hereof to and including the seventh anniversary hereof, the right to a total of four Demand Registrations. For purposes of this Agreement, "Significant Stockholder" shall mean Bradford Venture Partners, L.P., a New Jersey limited partnership, and Overseas Private Investors Partners, a Bermuda general partnership, and their respective successors and assigns. The Company shall only be required to proceed with a Demand Registration requested by a Significant Stockholder if the number of Registrable Securities that the Stockholders (including the Significant Stockholder requesting the Demand Registration) and the Company shall have elected to include in such Demand Registration pursuant to this Section 1 is equal to a minimum of 375,000 shares of Common Stock.

    (b) PROCEDURE. Within 10 days after receipt of such a demand, the Company will give written notice of such requested registration to all other holders of Registrable Securities and will include in such registration, subject to the allocation provisions below, all other Registrable Securities with respect to which the Company has received written requests for inclusion within 20 days after the Company's mailing of such notice, plus any securities of the Company that the Company chooses to include on its own behalf.

    (c) EXPENSES. In a Demand Registration, the Company will pay the Registration Expenses (defined below), but the Underwriting Commissions (defined below) will be paid by those holders of Registrable Securities whose Registrable Securities are included in the Demand Registration in proportion to any Registrable Securities included on their behalf.

    (d) PRIORITY ON DEMAND REGISTRATIONS. If a Demand Registration is underwritten and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number that can be sold in such offering, at a price reasonably related to fair value, the Company will include in such Demand Registration (i) first, the Registrable Securities requested to be included in such Demand Registration by all Stockholders, including the Significant Stockholder making the demand, pro rata on the basis of the number of Registrable Securities owned,
(ii) second, any securities that the Company desires to include on its own behalf and (iii) third, any securities of the Company that are not Registrable Securities and have "piggyback" registration rights. A Demand Registration shall not be considered to be one of the Significant Stockholder's four Demand Registrations under Section 1(a) hereof, and the Company shall pay the Registration Expenses of such Demand Registration, if (i) the Significant Stockholder that initiated the Demand Registration is not able to register and sell in the Demand Registration at least 75 % of the Registrable Securities sought to be included in the Demand Registration by such Significant Stockholder, as specified in such Significant Stockholder's notice by which the demand was made, or (ii) the gross proceeds of the securities included in the Demand Registration on behalf of the Company constitute at least 20% of the total gross proceeds of the Demand Registration.

    (e) SELECTION OF UNDERWRITERS. If any Demand Registration is underwritten, the selection of investment banker(s) and manager(s) and the other decisions regarding the underwriting arrangements for the offering will be made by the Significant Stockholder demanding such registration.

    (f) CONTEMPORANEOUS DEMAND. If any holder of the Company's securities that is not a holder of Registrable Securities under this Agreement exercises demand registration rights to have the Company register its securities under the 1933 Act (a "Non-Stockholder Registration") within a period of 30 days before or after the time any Significant Stockholder shall have requested a Demand Registration, then (i) the holders of Registrable Securities that desire to be included in the Non-Stockholder Registration and the holders of securities other than Registrable Securities that have registration rights with respect to such registration shall be entitled to participate in the Non-Stockholder Registration on a pro rata basis, according to the number of shares owned by the holders seeking to have securities included in such registration, (ii) the Company will pay all of the Registration Expenses of the Non-Stockholder Registration (to the extent obligated under its agreement with such holder) and
(iii) the Non-Stockholder Registration shall not count as a Demand Registration with respect to any Significant Stockholder that shall have requested a Demand Registration with such time period unless the Significant Stockholder is able to register and sell at least 75% of the Registrable Securities sought to be registered by that Stockholder in its Demand Registration.

    (g) WITHDRAWAL OF DEMAND. If any holder of Registrable Securities disapproves of the terms of the underwritten public offering, such holder may elect to withdraw the request for a Demand Registration by providing written notice to the Company. In the event of such withdrawal, and if such holder reimburses the Company for its Registration Expenses arising directly from such holder's request for a Demand Registration, such initial request shall not count for purposes of determining the number of Demand Registrations to which the Significant Stockholders are entitled pursuant to Section 1(a) hereof.

    (h) LIMITATIONS ON DEMANDS. The Company shall be entitled to postpone for a reasonable period of time not to exceed [90] days the filing of any registration statement otherwise required to be prepared and filed by it if, at the time it receives the request for a Demand Registration, the Company determines, in its reasonable judgment, that such Demand Registration would materially interfere with any then pending financing, acquisition, corporate reorganization or other material transaction involving the Company and/ or any of its subsidiaries, and promptly give the Significant Stockholder(s) who have requested registration of all or part of their Registrable Securities written notice of such determination and the reasons therefor. In such event, the Significant Stockholder(s) who have requested registration of all or a part of their Registrable Securities shall have the right to withdraw the request for a Demand Registration by giving written notice to the Company within 30 days after receipt of the notice of postponement (and, in the event of such withdrawal, such request shall be ignored for purposes of determining the number of Demand Registrations to which the Significant Stockholders are entitled pursuant to Section 1(a)).

    2. PIGGYBACK REGISTRATIONS.

    (a) RIGHT TO PIGGYBACK. Whenever the Company or any other holder proposes to register any of its securities under the 1933 Act (other than a Demand Registration), and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities and will include in such Piggyback Registration, subject to the allocation provisions below, all Registrable Securities with respect to which the Company has received written requests from the Stockholders for inclusion within 20 days after the Company's mailing of such notice. The Company shall not select a form of registration statement which imposes, for its use, limitations on the maximum value or number of securities to be registered if these limitations would preclude registration of the Registrable Securities that the Company has been requested to include in such registration,

    (b) PIGGYBACK EXPENSES. In all Piggyback Registrations, the Company will pay the Registration Expenses related to the Registrable Securities of the Stockholders, but the Stockholders will pay the Underwriting Commissions related to their Registrable Securities.

    (c) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonably related to fair value, the Company will allocate the securities to be included as follows: first, the securities the Company proposes to sell on its own behalf; and second, Registrable Securities requested to be included in such registration, pro rata on the basis of the number of Registrable Securities owned among the Stockholders.

    (d) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is initiated as an underwritten secondary registration on behalf of holders of the Company's securities (other than a Demand Registration pursuant to Section 1), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, the Company will allocate the securities to be included as follows: first, the securities requested to be included by the holders initiating such registration; and second, Registrable Securities requested to be included in such registration, pro rata on the basis of the number of Registrable Securities owned among the Stockholders.

    (e) SELECTION OF UNDERWRITERS. If any Piggyback Registration is underwritten, the selection of investment banker(s) and manager(s) and the other decisions regarding the underwriting arrangements for the offering will be made by the Company if the registration is under Section 2(c) hereof, or by the holders initiating such registration, if the registration is under Section 2(d) hereof.

    3. HOLDBACK AGREEMENTS.

    Neither any Stockholder nor the Company shall effect any public sale or distribution of equity securities of the Company or any securities convertible into or exchangeable or exercisable for such securities during the seven days prior to and the 90 days after any underwritten Demand Registration or underwritten Piggyback Registration has become effective (except as part of such underwritten registration if required by law or by the underwriter of such offering).

    4. REGISTRATION PROCEDURES.

    Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to Section 1 or 2 of this Agreement, the Company will, as expeditiously as possible:

    (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish each Stockholder with copies of all such documents proposed to be filed);

    (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days;

    (c) furnish to each Stockholder such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder;

    (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the managing underwriter(s) may reasonably request;

    (e) notify each Stockholder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the period that the Company is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Stockholders, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

    (f) cause all such Registrable Securities to be listed or included on securities exchanges or eligible for quotation on the NASDAQ National Market System on which similar securities issued by the Company are then listed or included;

    (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

    (h) enter into such customary agreements (including an underwriting agreement in customary form) and take such other customary actions as may be reasonably necessary to expedite or facilitate the disposition of such Registrable Securities;

    (i) obtain a "comfort" letter addressed to the Company and the Stockholders from the Company's independent pubic accountants in customary form and covering such matters of the type customarily covered by "comfort" letters;

    (j) make available for inspection by any Stockholder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Stockholder, underwriter, attorney, accountant or agent in connection with such registration statement; and

    (k) [opinions of counsel to be discussed]

    5. INDEMNIFICATION AND CONTRIBUTION.

    (a) The Company hereby indemnifies each Stockholder, its officers and directors, and each person who controls such holder (within the meaning of the 1933 Act), against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar and to the extent as the same are caused by or contained in any information furnished to the Company by such holder expressly for use therein or by any such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify the underwriters, their officers and directors, and each person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the Stockholders.

    (b) In connection with any registration statement in which a Stockholder is participating, each such holder will furnish to the Company in writing such information as is reasonably requested by the Company for use in any such registration statement or prospectus concerning such Stockholder and will indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished by such holder specifically for use in preparing the registration statement. Notwithstanding the foregoing, the liability of a Stockholder under this Section 5(b) shall be limited to an amount equal to the net proceeds actually received by the Stockholder from the sale of Registrable Securities covered by the registration statement.

    (c) Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled, or elects not, to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

    (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under paragraphs (a) and (b) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or Registration Expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Stockholder(s) on the other hand from the offering of the Registrable Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Stockholder(s) on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Stockholder(s) on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the

Company bears to the total net proceeds from the offering (before deducting expenses) received by the Stockholder(s), in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Stockholder(s) on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Stockholder(s) and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    (e) The Company and the Significant Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the foregoing, the liability of a Stockholder under this Section 5(e) shall be limited to an amount equal to the net proceeds actually received by the Stockholder from the sale of Registrable Securities covered by the registration statement.

    6. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

    No Stockholder may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements under Section 1(e) or 2(e) hereof, and
(b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

    7. DEFINITIONS.

    (a) The term "Registrable Securities" means (i) the Common Stock of the Company registered in the names of the Stockholders from time to time, and (ii) any securities issued or to be issued with respect to the securities referred to in clause (i) of this Section 7(a) by way of a stock dividend or stock split or, in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them.

    (b) The term "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, expenses and fees for listing the securities to be registered on exchanges on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company, and of all independent certified public accountants, underwriters (other than Underwriting Commissions) and the reasonable fees and disbursements of a single counsel for the Stockholders in the event of a Demand Registration.

    (c) The term "Underwriting Commissions" means all underwriting discounts or commissions relating to the sale of securities of the Company, but excludes any expenses reimbursed to underwriters.

    8. MISCELLANEOUS.

    (a) NOTICES. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal

Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto.

    (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement may be amended or terminated and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if previously approved in writing by the Stockholders.

    (c) BINDING EFFECT. This Agreement will bind and inure to the benefit of the respective successors (including any successor resulting from a merger or similar reorganization), assigns, heirs, and personal representatives of the parties hereto. Without limiting the generality of the foregoing, if a Stockholder liquidates or reorganizes such that its assets are transferred to its own stockholders or partners or to another entity, such stockholders, partners or entity shall succeed to all of the rights of such Stockholder hereunder.

    (d) PRIOR AGREEMENTS. This Agreement is the only agreement among the Company and any of the Stockholders with respect to the subject matter hereof, and any prior agreements between the Company and any of the Stockholders relating to the subject matter of this Agreement are terminated as of the date hereof and shall have no further force and effect.

    (e) GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, not the law of conflicts, of the State of New York.

    (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument and to be effective as of the date first written above. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

    (g) INTERPRETATION. Unless the context of this Agreement clearly requires otherwise (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to one gender include all genders,
(iii) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (iv) "including" has the inclusive meaning frequently identified with the phrase "but not limited to." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above. This Agreement shall be binding upon any party that execute and delivers a copy hereof, irrespective of whether any of the parties listed below (other than the Company) do not also become a party hereto.

                                FOILMARK, INC.

                                By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                BRADFORD VENTURE PARTNERS, L.P.

                                By: Bradford Associates, General Partner

                                By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                OVERSEAS PRIVATE INVESTOR PARTNERS

                                By: Overseas Private Investors, Ltd., General
                                Partner

                                By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                [Names of certain other holders to come]

                                                               EXHIBIT 9.2(O)(I)

                                JAMES L. ROONEY

Term............................  One year consulting agreement.
Compensation....................  $105,000 per annum.
Options.........................  Foilmark, Inc. will grant to Mr. Rooney, 20,000 options to purchase Foilmark Inc. common stock.
Title...........................  Consultant.

                                                              EXHIBIT 9.2(O)(II)

                                 JOSEPH T. WEBB

Term............................  One year employment agreement.
Compensation....................  $145,000 per annum.
Bonus...........................  Mr. Webb will be entitled to a bonus in accordance with a budget for pretax income established by the Board of
                                  Directors. Mr. Webb's bonus will vary as a percentage of
                                  his salary in relation to the percentage achievement of
                                  that budget.
Options.........................  Foilmark, Inc. will grant to Mr. Webb, 10,000 options to purchase Foilmark Inc. common stock.
Title...........................  A senior executive position with Foilmark, Inc. with such title as the Board of Directors as Foilmark, Inc. shall
                                  determine

                                                             EXHIBIT 9.2(O)(III)

                                 ARTHUR KARMEL

Term............................  One and one-half year employment agreement.
Compensation....................  $100,000 per annum.
Options.........................  Foilmark, Inc. will grant to Mr. Karmel, 6,000 options to purchase Foilmark, Inc. common stock.
Title...........................  A senior executive position with Foilmark, Inc. with such title as the Board of Directors as Foilmark, Inc. shall
                                  determine.

                                                              EXHIBIT 9.2(O)(IV)

                LIST OF FOILMARK INDIVIDUALS WITH WHOM FOILMARK
                  SHALL ENTER INTO INDEMNIFICATION AGREEMENTS

Frank J. Olsen, Jr.
Philip Leibel
Thomas R. Schwarz
Michael Foster
Edward Sullivan
Martin Olsen
Glenn Regan
Douglas Parker

                                                                  EXHIBIT 9.2(N)

              LIST OF FOILMARK INDIVIDUALS RECEIVING STOCK OPTIONS

Frank J. Olsen.....................................................     15,000
William Kutsch.....................................................     12,000
Philip Leibel......................................................      8,000
Craig Pomeroy......................................................      4,500
Edward Sullivan....................................................      4,500
Carol Robie........................................................      4,000
Richard Zeller.....................................................      3,500
Chris Christuk.....................................................      3,500
Mark Bowland.......................................................      2,500
Barret King........................................................      2,500
John Halotek.......................................................      2,500
TOTAL..............................................................     62,500

                                                                  EXHIBIT 9.3(I)

              LIST OF HOLOPAK INDIVIDUALS RECEIVING STOCK OPTIONS

John Duplica.......................................................      8,000
Arthur Karmel......................................................      6,000
Serge Roger........................................................      7,000
J.T. Webb..........................................................     10,000
Marc Woonter.......................................................      6,000
Andy Zweig.........................................................      5,500
James Rooney.......................................................     20,000
TOTAL..............................................................     62,500

                                                                  EXHIBIT 9.3(J)

                 LIST OF HOLOPAK INDIVIDUALS WITH WHOM FOILMARK
                  SHALL ENTER INTO INDEMNIFICATION AGREEMENTS

Brian Kelly

Harvey Share

James L. Rooney

Joseph T. Webb

Arthur Karmel

Robert J. Simon

Michael S. Mathews